                                                                      EXHIBIT 10


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                          AGREEMENT AND PLAN OF MERGER

                                      among

                            KIMCO REALTY CORPORATION,

                                 REIT SUB, INC.

                                       and

                              THE PRICE REIT, INC.

                          Dated as of January 13, 1998











================================================================================

                                TABLE OF CONTENTS

        ARTICLE 1

THE MERGER.................................................................................  1
        1.1.   The Merger..................................................................  1
        1.2.   The Closing.................................................................  2
        1.3.   Effective Time..............................................................  2

        ARTICLE 2

CHARTER AND BYLAWS OF THE SURVIVING CORPORATION............................................  2
        2.1.   Charter.....................................................................  2
        2.2.   Bylaws......................................................................  2

        ARTICLE 3

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION........................................  3
        3.1.   Directors...................................................................  3
        3.2.   Officers....................................................................  3

        ARTICLE 4

PRICE REIT STOCK...........................................................................  3
        4.1.   Conversion of the Price REIT Stock..........................................  3
        4.2.   Exchange of Certificates Representing Price REIT
               Common Stock................................................................  5

        ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PRICE REIT...............................................  8
        5.1.    Existence; Good Standing; Authority; Compliance
                With Law...................................................................  8
        5.2.    Authorization, Validity and Effect of Agreements...........................  9
        5.3.    Capitalization.............................................................  9
        5.4.    Subsidiaries............................................................... 10
        5.5.    Other Interests............................................................ 10
        5.6.    No Violation............................................................... 10
        5.7.    SEC Documents.............................................................. 11
        5.8.    Litigation................................................................. 12
        5.9.    Absence of Certain Changes................................................. 12
        5.10. Taxes........................................................................ 13
        5.11. Books and Records............................................................ 14
        5.12. Properties................................................................... 14
        5.13. Environmental Matters........................................................ 16
        5.14. Employee Benefit Plans....................................................... 16
        5.15. Labor Matters................................................................ 17
        5.16. No Brokers................................................................... 17
        5.17. Opinion of Financial Advisor................................................. 18
        5.18. Kimco Stock Ownership........................................................ 18

        5.19. Related Party Transactions................................................... 18
        5.20. Contracts and Commitments.................................................... 18
        5.21. Leases....................................................................... 19
        5.22. Investment Company Act of 1940............................................... 19
        5.23. Development Rights........................................................... 19
        5.24. Certain Payments Resulting From Transactions................................. 19


        ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF KIMCO AND MERGER SUB  ................................... 20
        6.1.  Existence; Good Standing; Authority; Compliance
              With Law................................................................... 20
        6.2.  Authorization, Validity and Effect of Agreements........................... 21
        6.3.  Capitalization............................................................. 22
        6.4.  Subsidiaries............................................................... 22
        6.5.  Other Interests............................................................ 23
        6.6.  No Violation............................................................... 23
        6.7.  SEC Documents.............................................................. 23
        6.8.  Litigation................................................................. 24
        6.9.  Absence of Certain Changes................................................. 25
        6.10. Taxes........................................................................ 25
        6.11. Books and Records............................................................ 26
        6.12. Properties................................................................... 26
        6.13. Environmental Matters........................................................ 28
        6.14. Employee Benefit Plans....................................................... 28
        6.15. Labor Matters................................................................ 29
        6.16. No Brokers................................................................... 29
        6.17. Opinion of Financial Advisor................................................. 30
        6.18. Price REIT Stock Ownership................................................... 30
        6.19. Related Party Transactions................................................... 30
        6.20. Contracts and Commitments.................................................... 30
        6.21. Leases....................................................................... 30
        6.22. Investment Company Act of 1940............................................... 31

        ARTICLE 7

COVENANTS.................................................................................. 31
        7.1.  No Solicitation by Price REIT.............................................. 31
        7.2.  No Solicitation by Kimco................................................... 33
        7.3.  Conduct of Businesses...................................................... 35
        7.4.  Meetings of Stockholders................................................... 39
        7.5.  Filings; Other Action...................................................... 41
        7.6.  Inspection of Records...................................................... 41
        7.7.  Publicity.................................................................. 41
        7.8.  Registration Statement..................................................... 41
        7.9.  Listing Application........................................................ 42
        7.10. Assumption of Debt and Leases................................................ 43
        7.11. Affiliates of Price REIT..................................................... 43
        7.12. Expenses..................................................................... 44
        7.13. Indemnification.............................................................. 44

        7.14. Employees.................................................................... 45
        7.15. Reorganization............................................................... 46
        7.16. Advice of Changes............................................................ 47
        7.17. Disqualifying Event.......................................................... 47
        7.18. Governance................................................................... 47

        ARTICLE 8

CONDITIONS................................................................................. 47
        8.1.    Conditions to Each Party's Obligation to
                Effect the Merger.......................................................... 47
        8.2.    Conditions to Obligations of Price REIT to
                Effect the Merger.......................................................... 48
        8.3.    Conditions to Obligation of Kimco and Merger
                Sub to Effect the Merger................................................... 49

        ARTICLE 9

TERMINATION................................................................................ 51
        9.1.    Termination by Mutual Consent.............................................. 51
        9.2.    Termination by Either Kimco or Price REIT.................................. 51
        9.3.    Termination by Price REIT.................................................. 51
        9.4.    Termination by Kimco....................................................... 52
        9.5.    Certain Fees and Expenses Upon Effect
                of Termination and Abandonment............................................. 52
        9.6.    Extension; Waiver.......................................................... 56

        ARTICLE 10

GENERAL PROVISIONS......................................................................... 56
        10.1. Nonsurvival of Representations, Warranties
                and Agreements............................................................. 56
        10.2. Notices...................................................................... 56
        10.3. Assignment; Binding Effect; Benefit.......................................... 57
        10.4. Entire Agreement............................................................. 57
        10.5. Confidentiality.............................................................. 57
        10.6. Amendment.................................................................... 59
        10.7. Governing Law................................................................ 59
        10.8. Counterparts................................................................. 59
        10.9. Headings..................................................................... 59
        10.10. Interpretation.............................................................. 59
        10.11. Extension; Waiver.  ........................................................ 60
        10.12. Incorporation............................................................... 60
        10.13. Severability................................................................ 60
        10.14. Enforcement of Agreement.................................................... 60
        10.15. Definitions................................................................. 60

SCHEDULE 6.2...............................................................................S-1

Exhibit A             FORM OF ARTICLES SUPPLEMENTARY
Exhibit B             FORM OF AFFILIATE LETTER

Exhibit C             FORM OF OPINION OF BROWN & WOOD LLP
Exhibit D             FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 13, 1998, among Kimco Realty Corporation, a Maryland corporation ("Kimco"), REIT Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Kimco ("Merger Sub"), and The Price REIT, Inc., a Maryland corporation ("Price REIT").


                                    RECITALS

        A. The Board of Directors of Kimco and the Board of Directors of Price REIT have both determined that a business combination between Kimco and Price REIT is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

        B. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a "purchase."

        C. Each of Kimco and Price REIT has received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

        D. Kimco, Merger Sub and Price REIT desire to make certain representations, warranties and agreements in connection with the merger.

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGER

        2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Price REIT shall be merged with and into Merger Sub in accordance with this Agreement and the separate corporate existence of Price REIT shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 3-114 of the Maryland General Corporation Law (the "MGCL").

        2.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Brown & Wood llp, One World Trade Center, New York, New York, at 9:00 a.m., local time, on the third business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Kimco and Price REIT may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." As used herein, "business day" shall mean a day on which banks are not required or authorized to close in The City of New York.

        2.3. Effective Time. If all the conditions to the Merger set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger meeting the requirements of the MGCL to be properly executed, verified and delivered for filing in accordance with the MGCL on the Closing Date. The Merger shall become effective upon the later of the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with the MGCL or at such later time which the parties hereto shall have agreed upon and designated in the Articles of Merger in accordance with the MGCL as the effective time of the Merger (the "Effective Time").


                                    ARTICLE 2

                 CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

        2.4. Charter. The Charter of Merger Sub in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until duly amended in accordance with applicable law; provided that, as of the Effective Time, Article Second of such Charter shall be amended to read in its entirety as follows: "The name of the corporation (which is hereinafter called the "Corporation") is: The Price REIT, Inc."

        2.5. Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.


                                    ARTICLE 3

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION





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

        2.6. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

        2.7. Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.


                                    ARTICLE 4

                                PRICE REIT STOCK

        2.8. Conversion of the Price REIT Stock.

        (a) At the Effective Time, each share of the Common Stock, par value $.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of Common Stock, par value $.01 per share, of the Surviving Corporation.

        (b) At the Effective Time, each share of common stock, par value $.01 per share, of Price REIT (the "Price REIT Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, upon surrender of the certificate formerly representing such share (a "Certificate") in accordance with Section 4.2: (A) in the event that the sum of (i) the Kimco Average Closing Price (as hereinafter defined) and (ii) $10.00 (the sum being referred to herein as the "Notional Value") is less than or equal to $45.00: one share of Kimco Common Stock, par value $.01 per share (the "Kimco Common Stock"), plus a number of depositary shares (the "Kimco Depositary Shares"), each of which represents an interest in one-tenth of a share of Kimco Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, having the terms and conditions specified on Exhibit A hereto (the "Kimco Class D Preferred Stock"), equal to a fraction, the numerator of which is $45.00 less the Kimco Average Closing Price and the denominator of which is $25.00; provided, however, that if the Kimco Average Closing Price is less than $33.75, each share of Price REIT Common Stock shall be converted into the right to receive 0.45 Kimco Depositary Shares plus a number of shares of Kimco Common Stock equal to a fraction, the numerator of which is $33.75 and the denominator of which is the Kimco Average Closing Price; and (B) if the Notional Value is greater than $45.00: one share of Kimco Common Stock plus a number of Kimco Depositary Shares equal to 0.4 minus a fraction, the numerator of which is the Notional Value less $45.00 and the denominator of which is $50.00; provided, however, that in no event shall the aggregate fractional number of Kimco Depositary Shares




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

issued in respect of one share of Price REIT Common Stock be less than 0.36. As used herein, the "Kimco Average Closing Price" shall be the average of the closing sales prices of the Kimco Common Stock on the New York Stock Exchange (the "NYSE") as reported in The Wall Street Journal, or, if not reported thereby, by another authoritative source, during the twenty (20) consecutive trading days ending on and including the third trading day immediately preceding the date of the special meeting of Kimco's stockholders contemplated by Section
7.4 hereof. The Kimco Common Stock and the Kimco Depositary Shares to be received as consideration pursuant to the Merger by each holder of Price REIT Common Stock are referred to herein as the "Merger Consideration."

        (c) As a result of the Merger and without any action on the part of the holder thereof, all shares of Price REIT Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Price REIT Common Stock shall thereafter cease to have any rights with respect to such shares of Price REIT Common Stock, except the right to receive, without interest, the Merger Consideration and cash in lieu of fractional shares of Kimco Common Stock and/or Kimco Depositary Shares in accordance with Sections 4.1(b) and 4.2(e) hereto upon the surrender of such Certificate.

        (d) Each share of Price REIT Common Stock issued and held in Price REIT's treasury at the Effective Time, if any, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

        (e) Each option (a "Price REIT Stock Option") to purchase shares of Price REIT Common Stock granted under the stock option agreements and under the Price REIT 1993 Stock Option Plan or the Price REIT 1996 Directors' Stock Option Plan (the "Price REIT Stock Option Plans") as set forth on Schedule 4.1(e) of the Price REIT Disclosure Letter (as hereinafter defined), which is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, shall be satisfied and cancelled, at the Effective Time, and, in the case of each such satisfied and cancelled Price REIT Stock Option, each holder thereof shall be entitled to receive from Kimco and Kimco shall deliver or shall cause to be delivered to such holder, as soon as practicable but in no event later than five business days following the Effective Time, a number of shares of the Kimco Common Stock and Kimco Depositary Shares in the same proportion as such stock is issued as Merger Consideration pursuant to Section 4.1(b) (the "Option Consideration") (and cash in lieu of fractional shares of Option Consideration) having a value equal to (A) the product of (i) the amount by which the value of the Merger Consideration payable per share of Price REIT Common Stock pursuant to Section 4.1(b),




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

assuming such Price REIT Stock Option had been exercised immediately prior to the Effective Time, exceeds the per share exercise price of such Price REIT Stock Option and (ii) the number of shares subject to such Price REIT Stock Option (the product of (i) and (ii) being the "Option Spread"), minus (B) the product of (i) the Option Spread and (ii) the sum of the Federal Withholding Rate and the State Withholding Rate set forth opposite the name of such holder on Schedule 4.1(e) of the Price REIT Disclosure Letter (which sum will be provided to Kimco at least ten (10) business days prior to the Closing Date). The parties understand, acknowledge and agree that the reduction in the Option Consideration, described in Clause (B) of the previous sentence, is in full satisfaction of all federal and state employment and withholding tax requirements applicable to such holder, and that there shall be no reduction of any other compensation payable to such holder as a result of the cancellation of such Price REIT Stock Option. For each holder, Kimco shall remit to the Internal Revenue Service, in the manner required by the applicable withholding requirements, the product of (x) the Option Spread for such holder and (y) the percentage set forth under "Federal Withholding Rate" opposite the name of such holder on Schedule 4.1(e) of the Price REIT Disclosure Letter. For each holder, Kimco shall remit to the California Franchise Tax Board (or such other appropriate state authority) in the manner required by the applicable withholding requirements, the product of (x) the Option Spread for such holder and (y) the percentage set forth under "State Withholding Rate" opposite the name of such holder on Schedule 4.1(e) of the Price REIT Disclosure Letter.

        (f) Prior to the Effective Time, Price REIT shall use its best efforts to (i) obtain any requisite consents or releases from holders of Price REIT Stock Options and (ii) make any amendments to the terms of the Price REIT Stock Option Plans or any award granted thereunder that are necessary to give effect to the transactions contemplated by Section 4.1(e). Notwithstanding any other provision of Section 4.1(e), delivery of the Option Consideration may be withheld in respect of any option or award contemplated by Section 4.1(e) until any necessary consents are obtained.

        2.9. Exchange of Certificates Representing Price REIT Common Stock.

        (a) As of the Effective Time, Kimco shall deposit, or shall cause to be deposited, with an exchange agent selected by Kimco, which shall be Kimco's transfer agent or such other party reasonably satisfactory to Price REIT (the "Exchange Agent"), for the benefit of the holders of shares of Price REIT Common Stock, for exchange in accordance with this Article 4, certificates representing the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration to be issued pursuant to Section 4.1 and paid pursuant to this
Section 4.2 in exchange for outstanding shares of Price Common Stock.

        (b) Promptly after the Effective Time, Kimco shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Kimco may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates representing the number of whole shares of the Merger Consideration and (y) a check representing the amount of cash in lieu of fractional shares of the Merger Consideration, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares of the Merger Consideration and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Price REIT Common Stock which is not registered in the transfer records of Price REIT, certificates representing the proper number of shares of the Merger Consideration, together with a check for the cash to be paid in lieu of fractional shares of the Merger Consideration, may be issued to such a transferee if the Certificate representing shares of such Price REIT Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on the Merger Consideration shall be paid with respect to any shares of Price REIT Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of the Merger Consideration issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of the Merger Consideration and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of the Merger Consideration, less the amount of any withholding taxes which may be required thereon.

        (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of Price REIT of the shares of Price REIT Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for whole shares of the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of Price REIT for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Kimco has received a written agreement from such person as provided in Section 7.11.

        (e) No fractional shares of the Merger Consideration shall be issued pursuant hereto. In lieu of the issuance of any fractional shares of the Merger Consideration pursuant to Section 4.1(b) cash adjustments will be paid to holders in respect of any fractional shares of the Merger Consideration that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Kimco Average Closing Price per share of Kimco Common Stock and of the liquidation preference per depositary share of Kimco Class D Preferred Stock, as applicable.

        (f) Any portion of the Merger Consideration held by the Exchange Agent (together with any cash in lieu of fractional shares of the Merger Consideration and the proceeds of any investments thereof) that remains unclaimed by the former stockholders of Price REIT one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of Price REIT who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation for payment of their shares constituting the Merger Consideration, cash in lieu of fractional shares of the Merger Consideration and unpaid dividends and distributions on the Merger Consideration deliverable in respect of each share of Price REIT Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

        (g) None of Kimco, Price REIT, the Exchange Agent or any other person shall be liable to any former holder of shares of Price REIT Common Stock for any amount properly delivered to a




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

public official pursuant to applicable abandoned property, escheat or similar laws.

        (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and cash in lieu of fractional shares of Kimco Class D Preferred Stock, and unpaid dividends and distributions on shares of the Merger Consideration as provided in Section 4.2(c), deliverable in respect thereof pursuant to this Agreement.

        (i) The holders of shares of Price REIT Common Stock shall not be entitled to appraisal rights as a result of the Merger.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF PRICE REIT

        Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Kimco, which shall refer to the relevant Sections of this Agreement (the "Price REIT Disclosure Letter"), Price REIT represents and warrants to Kimco as follows:

        2.10. Existence; Good Standing; Authority; Compliance With Law. Price REIT is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland. Price REIT is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Price REIT and its Subsidiaries taken as a whole (a "Price REIT Material Adverse Effect"). Price REIT has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of Price REIT's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, company or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Price REIT Material Adverse Effect. Neither Price REIT nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Price REIT or any of its Subsidiaries or any of their respective properties or assets is subject, where such violation would have a Price REIT Material Adverse Effect. To the knowledge of the executive officers of Price REIT, Price REIT and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Price REIT Material Adverse Effect. Copies of Price REIT's and its Subsidiaries' charter, bylaws, organization documents and partnership and joint venture agreements have been previously delivered or made available to Kimco and such documents are listed in the Price REIT Disclosure Letter and are true and correct. For the purposes of the immediately preceding sentence, the term "Subsidiary" shall include the entities set forth on Schedule 5.5 of the Price REIT Disclosure Letter.

        2.11. Authorization, Validity and Effect of Agreements. Price REIT has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. Subject only to the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of holders of a majority of the outstanding shares of Price REIT Common Stock, the consummation by Price REIT of this Agreement and the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Price REIT. This Agreement constitutes the valid and legally binding obligations of Price REIT, enforceable against Price REIT in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        2.12. Capitalization. The authorized capital stock of Price REIT consists of 25,000,000 shares of Price REIT Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (the "Price REIT Preferred Stock"). As of January 12, 1998, there were 11,700,793 shares of Price REIT Common Stock issued and outstanding and no shares of Price REIT Preferred Stock issued and outstanding. Price REIT has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Price REIT on any matter. All such issued and outstanding shares of Price REIT Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than the Price REIT Stock Options, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Price REIT or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of Price REIT or any of its Subsidiaries. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of Price REIT or the Surviving Corporation pursuant to any Price REIT Benefit Plan (as defined in Section 5.14).

        2.13. Subsidiaries. Price REIT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of Price REIT's Subsidiaries. Each of the outstanding shares of capital stock of or other equity interests in each of Price REIT's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Price REIT free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of Price REIT is set forth on the Price REIT Disclosure Letter, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the name of each stockholder or owner of an equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it.

        2.14. Other Interests. Except for interests in the Price REIT Subsidiaries, neither Price REIT nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

        2.15. No Violation. Except as set forth on Schedule 5.6 of the Price REIT Disclosure Letter, neither the execution and delivery by Price REIT of this Agreement nor the consummation by Price REIT of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the charter or bylaws of Price REIT, (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or, except as otherwise contemplated by Section 4.1(e), accelerate vesting under, any of the Price REIT Stock Option Plans, or any grant or award made under any of the foregoing, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Price REIT or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Price REIT or any of its Subsidiaries is a party, or by which Price REIT or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Price REIT Material Adverse Effect, or (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, other than the filings provided for in Article 1, any filings required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings") and filings with the NYSE, or such other filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Price REIT from performing its obligations under this Agreement in any material respect.

        2.16. SEC Documents. Price REIT has delivered or made available to Kimco each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties (including registration statements covering mortgage pass-through certificates) since January 1, 1995, which are set forth on the Price REIT Disclosure Letter, each in the form (including exhibits and any amendments thereto) filed with the United States Securities and Exchange Commission (the "SEC") (collectively, the "Price REIT Reports"). The Price REIT Reports, which were filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by Price REIT under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Price REIT Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Price REIT included in or incorporated by reference into the Price REIT Reports (including the related notes and schedules) fairly presents the consolidated financial position of Price REIT and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Price REIT included in or incorporated by reference into the Price REIT Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Price REIT and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. Except as and to the extent set forth on the consolidated balance sheet of Price REIT and its Subsidiaries at September 30, 1997, including all notes thereto, or as set forth in the Price REIT Reports, neither Price REIT nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Price REIT or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied other than any such liabilities or obligations that, individually or in the aggregate, would not have a Price REIT Material Adverse Effect.

        2.17. Litigation. There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Price REIT or any of its Subsidiaries is a party or by which any of its properties or assets are bound or, to the knowledge of Price REIT, to which any of its directors, officers, employees or agents is a party or by which any of their properties or assets are bound and (ii) no actions, suits or proceedings pending against Price REIT or any of its Subsidiaries or, to the knowledge of Price REIT, against any of its directors, officers, employees or agents or, to the knowledge of Price REIT, threatened in writing against Price REIT or any of its Subsidiaries or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a Price REIT Material Adverse Effect.

        2.18. Absence of Certain Changes. Except as disclosed in the Price REIT Reports filed with the SEC prior to the date hereof, since September 30, 1997, Price REIT and its Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (i) any Price REIT Material Adverse Effect, (ii) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Price REIT Common Stock, (iii) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by Price REIT or any of its Subsidiaries, other than Commitments made in the ordinary course of business none of which exceed $250,000 individually or $1,000,000 in the aggregate, or (iv) any material change in Price REIT's accounting principles, practices or methods.

        2.19. Taxes. (a) Price REIT and each of its Subsidiaries (i) has timely filed all federal, state, local and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns. The federal, state or local income or franchise tax returns of Price REIT and each of its Subsidiaries, have not been examined by the appropriate taxing authority, except for such examinations that, individually or in the aggregate, would not have a Price REIT Material Adverse Effect. Neither Price REIT nor any of its Subsidiaries has executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes. Neither Price REIT nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Price REIT and each of its Subsidiaries and all communications relating thereto have been delivered to Kimco or made available to representatives of Kimco. The most recent audited financial statements contained in the Price REIT Reports reflect an adequate reserve for all material Taxes payable by Price REIT and the Price REIT Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the date of such financial statements, Price REIT has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation, any tax arising from a prohibited transaction described in
Section 857(b)(6) of the Code, and neither Price REIT nor any Price REIT Subsidiary has incurred any liability for Taxes other than in the ordinary course of business. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

        (b) Price REIT (i) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of the Code commencing with its taxable year ended December 31, 1991, (ii) has been subject to taxation as a REIT within the meaning of Section

856 of the Code and has satisfied all requirements to qualify as a REIT for all taxable years commencing with its taxable year ended December 31, 1991 through its taxable year ended December 31, 1997, (iii) has operated since December 31, 1997 to the date of this representation, and intends to continue to operate, in such a manner so as to qualify as a REIT for its taxable year ending the Closing Date, and (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the knowledge of the executive officers of Price REIT, no such challenge is pending or threatened. Price REIT represents that each of its corporate Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code (as in effect prior to the enactment of the Taxpayer Relief Act of 1997), and that each partnership, limited liability company, joint venture or other legal entity in which Price REIT (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

        2.20. Books and Records.

        (a) The books of account and other financial records of Price REIT and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Price REIT Reports.

        (b) The minute books and other records of Price REIT and its Subsidiaries, have been made available to Kimco, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders, members and directors and any committees of the Board of Directors of Price REIT and its Subsidiaries.

        2.21. Properties. Price REIT and its Subsidiaries own fee simple title to, or hold ground leases in, each of the real properties identified in the Price REIT Disclosure Letter (the "Price REIT Properties"), which are all of the real estate properties owned or leased by them. The Price REIT Properties are not subject to any rights of way, written agreements (other than leases), laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances") and Property Restrictions set forth in the Price REIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided such Property Restrictions do not adversely affect in any material respect the current use of the applicable property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been delivered or made available to Kimco), and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Price REIT Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Price REIT and its Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Valid policies of title insurance have been issued insuring Price REIT's or any of its Subsidiaries' fee simple title to the Price REIT Properties in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or disclosed above and on the Price REIT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and there are no pending claims against any such policy. Any material certificate, permit or license from any governmental authority having jurisdiction over any of the Price REIT Properties and any agreement, easement or other right which is necessary to permit the material lawful use and operation of the buildings and improvements on any of the Price REIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress, which Price REIT has rights to, to and from any of the Price REIT Properties which are currently occupied has been obtained and is in full force and effect, and, to the best knowledge of Price REIT, there exists no pending threat of modification or cancellation of any of same. Price REIT is not in receipt of any written notice of any violation of any material federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Price REIT Properties issued by any governmental authority other than such violations which would not reasonably be expected to have a Price REIT Material Adverse Effect. To the knowledge of Price REIT, (A) there are no material structural defects relating to the Price REIT Properties, (B) there are no Price REIT Properties whose building systems are not in working order in any material respect (except for temporary and routine maintenance and operating systems failures which in any event are the subject of adequate pending repair procedures), (C) there is no physical damage to any Price REIT Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration as of the date hereof, or (D) no current renovation or restoration to any Price REIT Property is underway or is being contemplated the cost of which exceeds $100,000, except as set forth in Schedule 5.12 of the Price REIT Disclosure Letter. Neither Price REIT nor any of its Subsidiaries have received any written notice to the effect that (x) any condemnation or material rezoning proceedings are pending or threatened with respect to any of the Price REIT Properties or (y) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect by the continued maintenance, operation or use of any buildings or other improvements on any of the Price REIT Properties as currently maintained, used or operated or by the continued maintenance, operation or use of the parking areas as currently maintained, used or operated. All work to be performed, payments to be made and actions to be taken by Price REIT or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Price REIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and Price REIT is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

        2.22. Environmental Matters. To the actual knowledge of the executive officers of Price REIT, none of Price REIT, any of its Subsidiaries or any other person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the Price REIT Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Price REIT Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Price REIT Material Adverse Effect; and in connection with the construction on or operation and use of the Price REIT Properties, Price REIT and its Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except where the failure to so comply would not reasonably be expected to have a Price REIT Material Adverse Effect.

        2.23. Employee Benefit Plans. All employee benefits plans and other benefit programs, policies and arrangements covering employees of Price REIT and the Price REIT Subsidiaries (the "Price REIT Benefit Plans") are listed in the Price REIT Disclosure Letter. True and complete copies of the Price REIT Benefit Plans have been made available to Kimco. To the extent applicable, the Price REIT Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Price REIT Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Price REIT Benefit Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. Neither any Price REIT Benefit Plan nor any fiduciary thereof nor Price REIT has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Price REIT Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the executive officers of Price REIT, there are no pending or anticipated claims against or otherwise involving any of the Price REIT Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Price REIT Benefit Plan activities) has been brought against or with respect to any such Price REIT Benefit Plan, except for any of the foregoing which would not have a Price REIT Material Adverse Effect. All material contributions required to be made as of the date hereof to the Price REIT Benefit Plans have been timely made or provided for. Neither Price REIT nor any entity under "common control" with Price REIT within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Price REIT does not maintain or contribute to any plan, program, policy or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits or supplemental pension benefits to any employee or former employee upon his retirement or termination of employment, except as required under
Section 4890B of the Code, and Price REIT has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Price REIT Reports, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of Price REIT or any of its Subsidiaries.

        2.24. Labor Matters. Neither Price REIT nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Price REIT, threatened against Price REIT or any of its Subsidiaries relating to their business, except for any such proceeding which would not have a Price REIT Material Adverse Effect. To the knowledge of the executive officers of Price REIT, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Price REIT or any of its Subsidiaries.

        2.25. No Brokers. Price REIT has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Price REIT or Kimco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Price REIT has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as its financial advisor, pursuant to an engagement letter dated November 20, 1997, a true and correct copy of which has been delivered to Kimco prior to the date hereof. Other than the foregoing arrangements, Price REIT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

        2.26. Opinion of Financial Advisor. Price REIT has received the opinion of Merrill Lynch to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of Price REIT Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

        2.27. Kimco Stock Ownership. Neither Price REIT nor any of its Subsidiaries owns any shares of Kimco Common Stock or other securities convertible into any shares of Kimco Common Stock.

        2.28. Related Party Transactions. Set forth in the Price REIT Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Price REIT or any of its Subsidiaries with any executive officer, director or family members or affiliates of such persons required to be disclosed in the Price REIT Reports (including reports and filings analogous to the Price REIT Reports prior to January 1, 1995) pursuant to the rules and regulations of the SEC. The copies of such documents, all of which have previously been delivered or made available to Kimco, are listed on the Price REIT Disclosure Letter and are true and correct.

        2.29. Contracts and Commitments. The Price REIT Disclosure Letter or the Price REIT Reports set forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Price REIT Properties or personal property of Price REIT and its Subsidiaries and (ii) each Commitment entered into by Price REIT or any of its Subsidiaries which may result in total payments or liability in excess of $500,000, excluding tenant reimbursements and leases entered into in the ordinary course. Copies of the foregoing have been previously delivered or made available to Kimco, are listed on the Price REIT Disclosure Letter or included in the Price REIT Reports and are true and correct. Each of the contracts and Commitments described in the preceding sentence is in full force and effect; none of Price REIT or any of its Subsidiaries has received any notice of a default that has not been cured under any of the contracts and Commitments described in the preceding sentence or is in default respecting any payment obligations thereunder beyond any applicable grace periods; and, to Price REIT's knowledge, none of the other parties to such contracts and Commitments are in default with respect to any obligations, which individually or in the aggregate are material, thereunder. All joint venture agreements to which Price REIT or any of its Subsidiaries is a party are set forth on the Price REIT Disclosure Letter and Price REIT or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

        2.30. Leases.

        (a) The Price REIT Disclosure Letter sets forth a list of all Price REIT Properties that are subject to or encumbered by any non-residential lease accounting for 1% or more of Price REIT's rental revenues for the most recent period reflected in the financial statements included in the Price REIT Reports (a "Material Price REIT Lease") and, with respect to each such Material Price REIT Lease, sets forth the following information:

            (i) the name of the lessee;

            (ii) the expiration date of the lease;

            (iii) the amount (or method of determining the amount) of monthly rentals due under the lease; and

            (iv) with respect to any Material Price REIT Lease with a remaining term of less than 24 months, whether the lessee has notified Price REIT in writing of any intention not to renew, or seek to renew, the lease.

        (b) Except as set forth in the Price REIT Disclosure Letter, (i) all rental payments due under each Material Price REIT Lease have been paid during the period January 1, 1997 through November 30, 1997, and (ii) to Price REIT's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Price REIT Lease.

        2.31. Investment Company Act of 1940. Neither Price REIT nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

        2.32. Development Rights. Set forth in the Price REIT Disclosure Letter is a list of all agreements entered into by Price REIT or any of its Subsidiaries relating to the development or construction of retail shopping center or other real estate properties. The copies of such agreements, all of which have previously been delivered or made available to Kimco, are listed on the Price REIT Disclosure Letter and are true and correct.

        2.33. Certain Payments Resulting From Transactions. Except as set forth in the Price REIT Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Price REIT Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of Price REIT or any of its Subsidiaries or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Price REIT, Merger Sub or Kimco to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in the Price REIT Disclosure Letter, no payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Price REIT Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of Price REIT or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(l) of the Code.

        2.34. State Takeover Statutes. Assuming that presently or at any time within two years prior to the date hereof (i) neither Kimco nor Merger Sub is or has been an "interested stockholder" of Price REIT, and (ii) neither Kimco nor Merger Sub has been an "affiliate of an interested stockholder" of Price REIT, all within the meaning of Section 3-601 of the MGCL, Price REIT has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any applicable "fair price," "moratorium," "control share acquisition" or any other applicable anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation.


                                    ARTICLE 6

             REPRESENTATIONS AND WARRANTIES OF KIMCO AND MERGER SUB

        Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Price REIT, which shall refer to the relevant Sections of this Agreement (the "Kimco Disclosure Letter"), Kimco and Merger Sub represent and warrant to Price REIT as follows:

        2.35. Existence; Good Standing; Authority; Compliance With Law. Kimco and Merger Sub are corporations, and each is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Kimco is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Kimco and its Subsidiaries taken as a whole (a "Kimco Material Adverse Effect"). Kimco has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as it is now being conducted. Each of Kimco's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, company or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Kimco Material Adverse Effect. Neither Kimco nor any or its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Kimco or any of its Subsidiaries or any of their respective properties or assets is subject, where such violation would have a Kimco Material Adverse Effect. To the knowledge of the executive officers of Kimco, Kimco and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Kimco Material Adverse Effect. True and correct copies of Kimco's and its Subsidiaries' charter, bylaws, organization documents, and partnership and joint venture agreements have been previously delivered or made available to Price REIT.

        2.36. Authorization, Validity and Effect of Agreements. Each of Kimco and Merger Sub has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the agreements listed on Schedule 6.2 attached hereto (the "Ancillary Agreements") to which it is a party. Subject only to the approval of the issuance of the Merger Consideration pursuant to the Merger contemplated hereby by the holders of a majority of the shares of Kimco Common Stock present and voting thereon, the consummation by Kimco and Merger Sub of this Agreement, the Ancillary Agreement to which they are parties and the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Kimco and Merger Sub. This Agreement constitutes, and the Ancillary Agreements to which they are parties (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Kimco and Merger Sub, enforceable against Kimco and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        2.37. Capitalization. The authorized capital stock of Kimco consists of 100,000,000 shares of Kimco Common Stock and 5,000,000 shares of Preferred Stock, 345,000 shares of Class A Cumulative Redeemable Preferred Stock (the "Class A Preferred Stock"), 230,000 shares of Class B Cumulative Redeemable Preferred Stock, (the "Class B Preferred Stock") and 460,000 Class C Cumulative Redeemable Preferred Stock (the "Class C Preferred Stock"), each par value $1.00 per share (collectively, the "Kimco Preferred Stock"). As of the date hereof, there were 40,394,805 shares of Kimco Common Stock issued and outstanding and 300,000 shares of Class A Preferred Stock, 200,000 shares of Class B Preferred Stock, 400,000 shares of Class C Preferred Stock and no shares of Preferred Stock of Kimco issued and outstanding. Kimco has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Kimco on any matter. All such issued and outstanding shares of Kimco Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Kimco or any of its Subsidiaries to issue, transfer or sell any shares of stock or other equity interest of Kimco or any of its Subsidiaries, other than the issuance after the date hereof by Kimco of Kimco Common Stock, consistent with prior practice, upon the exercise of stock options issued to employees and directors. As of the date hereof, options to purchase an aggregate number of 1,879,841 shares of Kimco Common Stock are outstanding, of which options to purchase 1,069,485 are exercisable.

        2.38. Subsidiaries.

        (a) Except as set forth on Schedule 6.4 of the Kimco Disclosure Letter, as of the date hereof, Kimco owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of Kimco's Subsidiaries. Each of the outstanding shares of capital stock of or other equity interests in each of Kimco's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Kimco free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of Kimco is set forth on the Kimco Disclosure Letter, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the percentage ownership in each Subsidiary.

        (b) The authorized stock of Merger Sub consists of one hundred (100) shares of Common Stock, par value $.01 per share, which shares are issued and outstanding and owned by Kimco. Kimco has owned and, as of the Closing Date, will own 100% of the stock of Merger Sub at all times since Merger Sub's formation. Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

        2.39. Other Interests. Except for interests in the Kimco Subsidiaries and as otherwise set forth in the Kimco Disclosure Letter, neither Kimco nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

        2.40. No Violation. Except as set forth in Schedule 6.6 of the Kimco Disclosure Letter, neither the execution and delivery by Kimco and Merger Sub of this Agreement nor the consummation by Kimco and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the charter of Kimco, the Articles of Incorporation of Merger Sub or their respective bylaws, (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of Kimco's stock option plans, or any grant or award under any of the foregoing, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Kimco or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Kimco or any of its Subsidiaries is a party, or by which Kimco or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Kimco Material Adverse Effect or (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, other than the Regulatory Filings and filings with the NYSE, or such other filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Kimco from performing its obligations under this Agreement in any material respect.

        2.41. SEC Documents. Kimco has delivered or made available to Price REIT each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1995, which are set forth on the Kimco Disclosure Letter, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Kimco Reports"). The Kimco Reports, which were filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by Kimco under the Securities Laws. As of their respective dates, the Kimco Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Kimco included in or incorporated by reference into the Kimco Reports (including the related notes and schedules) fairly presents the consolidated financial position of Kimco and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Kimco included in or incorporated by reference into the Kimco Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Kimco and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. Except as and to the extent set forth on the consolidated balance sheet of Kimco and its Subsidiaries at September 30, 1997, including all notes thereto, or as set forth in the Kimco Reports, neither Kimco nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Kimco or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, other than any such liabilities or obligations that, individually or in the aggregate, would not have a Kimco Material Adverse Effect.

        2.42. Litigation. There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Kimco or any of its Subsidiaries is a party or by which any of its properties or assets are bound or, to the best knowledge of Kimco, to which any of its directors, officers, employees or agents is a party or by which any of their properties or assets are bound and (ii) no actions, suits or proceedings pending against Kimco or any of its Subsidiaries or, to the knowledge of Kimco, against any of its directors, officers, employees or agents or, to the knowledge of Kimco, threatened in writing against Kimco or any of its Subsidiaries or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a Kimco Material Adverse Effect.

        2.43. Absence of Certain Changes. Except as disclosed in the Kimco Reports filed with the SEC prior to the date hereof or in Schedule 6.9 of the Kimco Disclosure Letter, since September 30, 1997, Kimco and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith) and there has not been (i) any Kimco Material Adverse Effect, (ii) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Kimco Common Stock or (iii) any material change in Kimco's accounting principles, practices or methods.

        2.44. Taxes. (a) Kimco and each of its Subsidiaries (i) has timely filed all federal, state, local and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns. The federal, state or local income or franchise tax returns of Kimco and each of its Subsidiaries have not been examined by the appropriate taxing authority, except for such examinations that, individually or in the aggregate, would not have a Kimco Material Adverse Effect. Neither Kimco nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes. Neither Kimco nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Kimco and each of its Subsidiaries and all communications relating thereto have been delivered to Price REIT or made available to representatives of Price REIT. The most recent audited financial statements contained in the Kimco Reports reflect an adequate reserve for all material Taxes payable by Kimco and the Kimco Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the date of such financial statements, Kimco has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation, any tax arising from a prohibited transaction described in
Section 857(b)(6) of the Code, and neither Kimco nor any Kimco Subsidiary has incurred any liability for Taxes other than in the ordinary course of business.

        (a) Kimco (i) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of the Code commencing with its taxable year ended December 31, 1992, (ii) has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all taxable years commencing with its taxable year ended December 31, 1992 through its taxable year ended December 31, 1997, (iii) has operated since December 31, 1997 to the date of this representation, and intends to continue to operate in such a manner so as to qualify as a REIT for its taxable year ending December 31, 1998, and (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the knowledge of the executive officers of Kimco, no such challenge is pending or threatened. Kimco represents that each of its corporate Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code (as in effect prior to the enactment of the Taxpayer Relief Act of 1997), and that each partnership, limited liability company, joint venture or other legal entity in which Kimco (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

        2.45. Books and Records.

        (a) The books of account and other financial records of Kimco and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Kimco Reports.

        (b) The minute books and other records of Kimco and its Subsidiaries, have been made available to Price REIT, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other trust and corporate action of the stockholders, members and directors and any committees of the Board of Directors of Kimco and its Subsidiaries.

        2.46. Properties. Kimco and its Subsidiaries own fee simple title to, or hold ground leases in, each of the real properties identified in the Kimco Disclosure Letter (the "Kimco Properties"), which are all the real estate properties owned or leased by them. The Kimco Properties are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions set forth in the Kimco Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided such Property Restrictions do not adversely affect in any material respect the current use of the applicable property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been delivered or made available to Price REIT) and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Kimco Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Kimco and its Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Valid policies of title insurance have been issued insuring Kimco's or any of its Subsidiaries' fee simple title to the Kimco Properties in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or disclosed above and on the Kimco Disclosure Letter, and such policies are, at the date hereof, in full force and effect and there are no pending claims against such policy. Any material certificate, permit or license from any governmental authority having jurisdiction over any of the Kimco Properties and any agreement, easement or other right which is necessary to permit the material lawful use and operation of the buildings and improvements on any of the Kimco Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress, which Kimco has rights to, to and from any of the Kimco Properties which are currently occupied has not been obtained and is not in full force and effect, and, to the best knowledge of Kimco, there exists no pending threat of modification or cancellation of any of same. Kimco is not in receipt of any written notice of any violation of any material federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Kimco Properties issued by any governmental authority, other than such violations which would not reasonably be expected to have a Kimco Material Adverse Effect. To the knowledge of Kimco (A) there are no material structural defects relating to the Kimco Properties, (B) there are no Kimco Properties whose building systems are not in working order in any material respect (except for temporary and routine maintenance and operating systems failures which in any event are the subject of adequate pending repair procedures), (C) there is no physical damage to any Kimco Property in excess of $500,000 for which there is no insurance in effect covering the cost of the restoration as of the date hereof or (D) no current renovation or restoration to any Kimco Property is under way or is being contemplated the cost of which exceeds $500,000, except as set forth on Schedule 6.12 of the Kimco Disclosure Letter. Neither Kimco nor any of its Subsidiaries have received any written notice to the effect that (x) any condemnation or material rezoning proceedings are pending or threatened with respect to any of the Kimco Properties or (y) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect by the continued maintenance, operation or use of any buildings or other improvements on any of the Kimco Properties as currently maintained, used or operated or by the continued maintenance, operation or use of the parking areas as currently maintained, used or operated.

        2.47. Environmental Matters. To the actual knowledge of the executive officers of Kimco, none of Kimco, any of its Subsidiaries or any other person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the Kimco Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Kimco Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Kimco Material Adverse Effect; and in connection with the construction on or operation and use of the Kimco Properties, Kimco and its Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except where the failure to so comply would not reasonably be expected to have a Kimco Material Adverse Effect.

        2.48. Employee Benefit Plans. All employee benefits plans and other benefit programs, policies and arrangements covering employees of Kimco and its Subsidiaries (the "Kimco Benefit Plans") are listed in the Kimco Disclosure Letter. True and complete copies of the Kimco Benefit Plans have been made available to Price REIT. To the extent applicable, the Kimco Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Kimco Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Kimco Benefit Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. Neither any Kimco Benefit Plan nor any fiduciary thereof nor Kimco has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Kimco Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the executive officers of Kimco, there are no pending or anticipated claims against or otherwise involving any of the Kimco Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Kimco Benefit Plan activities) has been brought against or with respect to any such Kimco Benefit Plan, except for any of the foregoing which would not have a Kimco Material Adverse Effect. All material contributions required to be made as of the date hereof to the Kimco Benefit Plans have been timely made or provided for. Neither Kimco nor any entity under "common control" with Kimco within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Kimco does not maintain or contribute to any plan, program, policy or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits or supplemental pension benefits to any employee or former employee upon his retirement or termination of employment, except as required under Section 4890B of the Code, and Kimco has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Kimco Reports, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of Kimco or any of its Subsidiaries.

        2.49. Labor Matters. Neither Kimco nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Kimco, threatened against Kimco or any of its Subsidiaries relating to their business, except for any such proceeding which would not have a Kimco Material Adverse Effect. To the knowledge of the executive officers of Kimco, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Kimco or any of its Subsidiaries.

        2.50. No Brokers. Kimco has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Price REIT or Kimco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Kimco has retained Jefferies & Company, Inc. ("Jefferies") as its financial advisor, pursuant to an engagement letter dated December 16, 1997, a true and correct copy of which has been delivered to Price REIT prior to the date hereof. Other than the foregoing arrangements, Kimco is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

        2.51. Opinion of Financial Advisor. Kimco has received the opinion of Jefferies to the effect that, as of the date hereof, the Merger Consideration to be paid by Kimco pursuant to the Merger is fair to the holders of Kimco Common Stock from a financial point of view.

        2.52. Price REIT Stock Ownership. Neither Kimco nor any of its Subsidiaries owns any shares of capital stock of Price REIT or other securities convertible into capital stock of Price REIT.

        2.53. Related Party Transactions. Set forth in the Kimco Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Kimco or any of its Subsidiaries with any executive officer, director or family members of affiliates of such persons required to be disclosed in the Kimco Reports (including reports and filings analogous to the Kimco Reports prior to January 1, 1995) pursuant to the rules and regulations of the SEC. The copies of such documents, all of which have been previously delivered or made available to Price REIT, are listed on the Kimco Disclosure Letter and are true and correct.

        2.54. Contracts and Commitments. The Kimco Disclosure Letter or the Kimco Reports set forth, as of the date hereof, (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Kimco Properties or personal property of Kimco and its Subsidiaries and (ii) each Commitment entered into by Kimco or any of its Subsidiaries which may result in total payments or liability in excess of $500,000, excluding tenant reimbursements and leases entered into in the ordinary course. Copies of the foregoing have been previously delivered or made available to Price REIT, are listed on the Kimco Disclosure Letter or included in the Kimco Reports and are true and correct. None of Kimco or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All joint venture agreements to which Kimco or any of its Subsidiaries is a party are set forth on the Kimco Disclosure Letter and Kimco or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

        2.55. Leases.

        (a) The Kimco Disclosure Letter sets forth a list of all Kimco Properties that are subject to or encumbered by any non-residential lease accounting for 1% or more of Kimco's rental revenues for the most recent period reflected in the financial statements included in the Kimco Reports (a "Material Kimco Lease") and, with respect to each such Material Kimco Lease, sets forth the following information:

            (i) the name of the lessee;

            (ii) the expiration date of the lease;

            (iii) the amount (or method of determining the amount) of monthly rentals due under the lease; and

            (iv) with respect to any Material Kimco Lease with a remaining term of less than 24 months, whether the lessee has notified Kimco in writing of any intention not to renew, or seek to renew, the lease.

        (b) Except as set forth in the Kimco Disclosure Letter, (i) all rental payments due under each Material Kimco Lease have been paid during the period January 1, 1997 through November 30, 1997 and (ii) to Kimco's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Kimco Lease.

        2.56. Investment Company Act of 1940. Neither Kimco nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

                                    ARTICLE 7

                                    COVENANTS

        2.57. No Solicitation by Price REIT. (a) Price REIT shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Price REIT Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Price REIT Takeover Proposal; provided, however, that if the Board of Directors of Price REIT determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Price REIT's stockholders under applicable law, Price REIT may, in response to a Price REIT Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 7.1(a), and subject to providing prior written notice of its decision to take such action to Kimco and compliance with
Section 7.1(c), (x) furnish information with respect to Price REIT and its Subsidiaries to any person making a Price REIT Takeover Proposal pursuant to a customary confidentiality agreement (as determined by Price REIT after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Price REIT Takeover Proposal. For purposes of this Agreement, "Price REIT Takeover Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Price REIT Common Stock then outstanding or all or substantially all the assets of Price REIT.

        (b) Except as expressly permitted by this Section 7.1, neither the Board of Directors of Price REIT nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Kimco, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Price REIT Takeover Proposal or (iii) cause Price REIT to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Price REIT Acquisition Agreement") related to any Price REIT Takeover Proposal. Notwithstanding the foregoing, in the event that a majority of the Board of Directors of Price REIT determines in good faith (A) (based on the advice of a financial advisor of nationally recognized reputation) that a pending Price REIT Takeover Proposal is more favorable to Price REIT's stockholders than the Merger, (B) that such Price REIT Takeover Proposal is reasonably capable of being consummated and (C) that there is a substantial probability that the adoption of this Agreement by holders of Price REIT Common Stock will not be obtained due to the pending Price REIT Takeover Proposal, the Board of Directors of Price REIT may (subject to this and the following sentences and in compliance with Section 9.3(a)) approve and recommend such Price REIT Takeover Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger and terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Price REIT to enter into any Price REIT Acquisition Agreement with respect to such Price REIT Takeover Proposal), but only at a time that is after the fifth business day following Kimco's receipt of written notice advising Kimco that the Board of Directors of Price REIT is prepared to accept a Price REIT Takeover Proposal, specifying the material terms and conditions of such Price REIT Takeover Proposal and identifying the person making such Price REIT Takeover Proposal.

        (c) In addition to the obligations of Price REIT set forth in paragraphs
(a) and (b) of this Section 7.1, Price REIT shall immediately advise Kimco orally and in writing of any request for information or of any Price REIT Takeover Proposal, the material terms and conditions of such request or Price REIT Takeover Proposal and the identity of the person making such request or Price REIT Takeover Proposal. Price REIT will keep Kimco reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Price REIT Takeover Proposal.

        (d) Nothing contained in this Section 7.1 shall prohibit Price REIT from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Price REIT's stockholders if, in the good faith judgment of the Board of Directors of Price REIT, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Price REIT nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Price REIT Takeover Proposal, except in accordance with this Section 7.1.

        2.58. No Solicitation by Kimco. (a) Kimco shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person,
(i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Kimco Takeover Proposal (as defined below) or
(ii) participate in any discussions or negotiations regarding any Kimco Takeover Proposal; provided, however, that if the Board of Directors of Kimco determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Kimco's stockholders under applicable law, Kimco may, in response to a Kimco Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this
Section 7.2(a), and subject to providing prior written notice of its decision to take such action to Price REIT and compliance with Section 7.2(c), (x) furnish information with respect to Kimco and its Subsidiaries to any person making a Kimco Takeover Proposal pursuant to a customary confidentiality agreement (as determined by Kimco after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Kimco Takeover Proposal. For purposes of this Agreement, "Kimco Takeover Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Kimco Common Stock then outstanding or all or substantially all the assets of Kimco.

        (b) Except as expressly permitted by this Section 7.2, neither the Board of Directors of Kimco nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Price REIT, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Kimco Common Stock and Kimco Preferred Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Kimco Takeover Proposal or (iii) cause Kimco to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Kimco Acquisition Agreement") related to any Kimco Takeover Proposal. Notwithstanding the foregoing, in the event that a majority of the Board of Directors of Kimco determines in good faith (A) (based on the advice of a financial advisor of nationally recognized reputation) that a pending Kimco Takeover Proposal is more favorable to Kimco's stockholders than the Merger, (B) that such Price REIT Takeover Proposal is reasonably capable of being consummated and (C) that there is a substantial probability that the adoption of this Agreement by holders of Kimco Common Stock will not be obtained due to the existence of the pending Kimco Takeover Proposal, the Board of Directors of Kimco may (subject to this and the following sentences) approve and recommend such Kimco Takeover Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger and terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Kimco to enter into any Kimco Acquisition Agreement with respect to such Kimco Takeover Proposal), but only at a time that is after the fifth business day following Price REIT's receipt of written notice advising Price REIT that the Board of Directors of Kimco is prepared to accept a Kimco Takeover Proposal, specifying the material terms and conditions of such Kimco Takeover Proposal and identifying the person making such Kimco Takeover Proposal.

        (c) In addition to the obligations of Kimco set forth in paragraphs (a) and (b) of this Section 7.2, Kimco shall immediately advise Price REIT orally and in writing of any request for information or of any Kimco Takeover Proposal, the material terms and conditions of such request or Kimco Takeover Proposal and the identity of the person making such request or Kimco Takeover Proposal. Kimco will keep Price REIT reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Kimco Takeover Proposal.

        (d) Nothing contained in this Section 7.2 shall prohibit Kimco from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Kimco's stockholders if, in the good faith judgment of the Board of Directors of Kimco, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Kimco nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of Kimco Common Stock and Kimco Preferred Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a Kimco Takeover Proposal, except in accordance with this Section 7.2.

        2.59. Conduct of Businesses.

                (i) Prior to the Effective Time, except as set forth in the Price REIT Disclosure Letter or the Kimco Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, Kimco and Price REIT:

            (a) shall use their reasonable efforts, and shall cause each of their respective Subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

            (b) shall confer on a regular basis with one or more representatives of the other to report material operational matters and, subject to Sections 7.1 and 7.2, respectively, any proposals to engage in material transactions;

            (c) shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

            (d) shall set the record date for the quarterly dividend payable with respect to the Kimco Common Stock and Kimco Preferred Stock and Price REIT Common Stock, respectively, for the first calendar quarter of 1998 to a date no later than April 1; and

            (e) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

                (ii) Prior to the Effective Time, except (1) as disclosed in the Price REIT Two-Year Projection and the Price REIT Development Pipeline, copies of which have been previously provided to Kimco, (2) as set forth in the Price REIT Disclosure Letter, unless Kimco has consented in writing thereto, Price
REIT:

            (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to clause
        (b) below;

            (b) shall not, and shall cause its Subsidiaries not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, retail shopping center properties or other real estate projects, except in the case of any of the foregoing in an amount not to exceed $150,000,000 in the aggregate;

            (c) shall not amend its charter or bylaws;

            (d) shall not (1) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction other than a private placement or a sale pursuant to Rule 415 of the Securities Act under an effective Price REIT registration statement of capital stock of Price REIT for an amount not to exceed $75,000,000, the proceeds of which shall be applied to pay down outstanding borrowings under Price REIT's existing credit facilities or to the matters specified in Section 7.3(ii)(b), in each case in a manner consistent with Price REIT's past practice, (2) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (3) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors or (4) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are required by applicable law or are less favorable to participants in such plans;

            (e) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except (1)(x) a dividend in an amount not to exceed $0.75 per share of Price REIT Common Stock for the last quarter of the year ending December 31, 1997 and (y) a dividend in an amount equal to the greater of (I) $0.75 per quarter pro-rated for the period from January 1, 1998 up to and including the Closing Date and (II) the sum of (A) Price REIT's estimated undistributed real estate investment trust taxable income (calculated without regard to the dividends paid deductions as defined in Section 561 of the Code and by excluding net capital gain) within the meaning of Section 857(b)(2) of the Code for Price REIT's 1998 taxable year ending on the Closing Date and (B) Price REIT's estimated undistributed net capital gain within the meaning of Section 857(b)(3) of the Code for Price REIT's 1998 taxable year ending on the Closing Date, and except (2) in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Price REIT, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

            (f) except in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, sell, lease, mortgage or otherwise encumber or subject to any Encumbrances or otherwise dispose of (i) any Price REIT Properties or any of its capital stock of or other interests in its Subsidiaries or (ii) any of its other assets which are material, individually or in the aggregate;

            (g) shall not, and shall not permit any of its Subsidiaries to, (i) incur, assume or prepay any indebtedness for borrowed money in an amount in excess of $100,000,000, which amounts shall be applied to pay down outstanding borrowings under Price REIT's existing credit facilities or to the matters specified in Section 7.3(ii)(b), in each case in a manner consistent with Price REIT's past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party or
        (iii) make any loans, advances or capital contributions to, or (except as permitted by Section 7.3(ii)(l)) investments in, any other person, other than loans, advances and capital contributions to Subsidiaries;

            (h) shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Price REIT included in the Price REIT Reports or incurred in the ordinary course of business consistent with past practice;

            (i) shall not, and shall not permit any of its Subsidiaries to, enter into any Commitment which may result in total payments or liability by or to it in excess of $200,000, except (1) tenant reimbursements and leases entered into in the ordinary course consistent with past practice and (2) capital expenditures disclosed in the Price REIT Project Pipeline for 1998 and 1999, a copy of which has been previously provided to Kimco;

            (j) shall not, and shall not permit any of its Subsidiaries to, enter into any Commitment with any officer, director, consultant or affiliate of Price REIT or any of its Subsidiaries, other than a payment to each of the three individuals entering into the Ancillary Agreements, of an amount equal to the respective 1997 bonus awards paid to such individuals by Price REIT pro-rated for the period from January 1, 1998 up to and including the Effective Time;

            (k) shall not, and shall not permit any of its Subsidiaries to, take any other action that would cause the representations and warranties set forth in Section 5.9 (with each reference therein to "ordinary course of business" being deemed for purposes of this Section 7.3(ii)(k) to be immediately followed by "consistent with past practice") to no longer be true and correct;

            (l) shall not acquire, or announce any proposed acquisition of, 50% or more of the Voting Securities, or all or substantially all of the assets, of another entity which has net assets in excess of $25,000,000. As used in this Section 7.3(ii)(l), "Voting Securities" shall mean any capital stock or partnership or membership interests having the right generally to vote in the election of directors, in the case of a corporation, or to otherwise generally select the governing body, in the case of any other entity; and

            (m) shall not, and shall not permit any of its Subsidiaries to, authorize, or commit or agree to take, any of the foregoing actions.

                (iii) Prior to the Effective Time, unless Price REIT has consented in writing thereto, Kimco:

            (a) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any existing or subsequently formed subsidiary of Kimco), except (1)(v) (subject to
        Section 7.3(i)(d)) a dividend in an amount not to exceed $0.48 per share of Kimco Common Stock for the last calendar quarter of 1997, (w) a dividend in the amount of $0.484375 per depositary share representing the Class A Preferred Stock, (x) a dividend in the amount of $0.53125 per depositary share representing the Class B Preferred Stock, (y) a dividend in the amount of $0.52345 per depositary share representing the Class C Preferred Stock and (z) a dividend in an amount equal to the greater of (I) $0.48 per quarter pro-rated for the period from January 1, 1998 up to and including the Closing Date and (II) the sum of (A) Kimco's estimated undistributed real estate investment trust taxable income (calculated without regard to dividends paid deductions as defined in Section 561 of the Code and by excluding net capital gain) within the meaning of Section 857(b)(2) of the Code for Kimco's 1998 taxable year ending on the Closing Date and (B) Kimco's estimated undistributed net capital gain within the meaning of Section 857(b)(3) of the Code for Kimco's 1998 taxable year ending on the Closing Date and except (2) in connection with the use of shares of its capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Kimco, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action; and

            (b) shall not amend its charter or bylaws.

                (iv) If Kimco enters into negotiations with another Person who has a class of securities registered under the Exchange Act regarding the acquisition of such Person (whether effected through a merger, consolidation, share exchange, tender offer or other form), then at least three business days prior to executing any definitive agreement with such Person, Kimco shall notify Price REIT of such transaction and consult with Price REIT with respect thereto, it being understood, however, that Price REIT shall have no approval rights with respect thereto. As used in this Section 7.3(iv), "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                (v) Except as required by law, Kimco and Price REIT shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (b) any of such representations and warranties that are not qualified as to materiality becoming untrue in any material respect at the Effective Time or
(c) except as contemplated by Sections 7.1 and 7.2, any of the conditions to the Merger set forth in Article 8 not being satisfied.

        2.60. Meetings of Stockholders. Each of Kimco and Price REIT will take all action necessary in accordance with applicable law and its charter and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon (a) in the case of Kimco, the approval of the issuance of the Kimco Common Stock constituting a part of the Merger Consideration pursuant to the Merger contemplated hereby and (b) in the case of Price REIT, the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of Kimco and the Board of Directors of Price REIT shall each recommend such approval and Kimco and Price REIT shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.8); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of Kimco or the Board of Directors of Price REIT, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law. Kimco and Price REIT shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day. If on the date of the stockholder meetings of Kimco and Price REIT established pursuant to this paragraph, either Kimco or Price REIT has respectively received less than a majority of the shares of the Kimco Common Stock present and voting at the meeting of the holders of Kimco Common Stock in favor of the issuance of the Kimco Common Stock constituting part of the Merger Consideration or a majority of the outstanding shares of Price REIT Common Stock at the meeting of the holders of Price REIT Common Stock in favor of the Merger and neither a Price REIT Takeover Proposal nor a Kimco Takeover Proposal has been publicly disclosed and not withdrawn prior to the date of such meeting, then both parties shall recommend the adjournment of their respective stockholder meetings until the first to occur of (i) the date (10) days after the originally scheduled date of the stockholder meetings or (ii) the date on which duly executed proxies for the requisite number of votes approving the Merger or the issuance of the Kimco Common Stock constituting a part of the Merger Consideration, as applicable, shall have been obtained. It shall be a condition to the mailing of the Proxy Statement/Prospectus that (i) Kimco shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for Price REIT, dated as of a date within two business days before the date on which the Form S-4 (as defined in Section 7.8) shall become effective, with respect to the financial statements of Price REIT included in the Proxy Statement/Prospectus, in form and substance reasonably satisfactory to Kimco, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4 and the Proxy Statement/Prospectus, and (ii) Price REIT shall have received a "comfort" letter from Coopers & Lybrand, L.L.P., independent public accountants for Kimco, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of Kimco included in the Proxy Statement/Prospectus, in form and substance reasonably satisfactory to Price REIT, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4 and the Proxy Statement/ Prospectus.

        2.61. Filings; Other Action. Subject to the terms and conditions herein provided, Price REIT and Kimco shall: (a) to the extent required, promptly make their respective filings with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to Price REIT and Kimco necessary to effectuate the Merger; and (d) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Kimco and Price REIT shall take all such necessary action.

        2.62. Inspection of Records. From the date hereof to the Effective Time, each of Price REIT and Kimco shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Price REIT and Kimco and their respective Subsidiaries.

        2.63. Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter Price REIT and Kimco shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

        2.64. Registration Statement. Kimco and Price REIT shall cooperate and promptly prepare and Kimco shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Merger Consideration issuable in the Merger and the Option Consideration deliverable pursuant to Section 4.1(e), a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Price REIT and of Kimco in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Kimco shall use all reasonable efforts, and Price REIT will cooperate with Kimco, to have the Form S-4 declared effective by the SEC as promptly as practicable. Kimco shall use its reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Kimco agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of Kimco and Price REIT, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Kimco in reliance upon and in conformity with information concerning Price REIT furnished to Kimco by Price REIT specifically for use in the Proxy Statement/Prospectus. Price REIT agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Kimco and Price REIT, or, in the case of information provided by Price REIT for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Kimco will advise Price REIT, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Kimco Class D Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

        2.65. Listing Application. Kimco shall promptly prepare and submit to the NYSE a listing application covering the Kimco Common Stock and the Kimco Depositary Shares issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Kimco Common Stock and the Kimco Depositary Shares, subject to official notice of issuance.

        2.66. Assumption of Debt and Leases. Without limiting the generality of
Section 7.5, with respect to debt issued by Price REIT under that certain Indenture by and between Price REIT and First Trust of California, National Association (the "Trustee"), dated as of October 27, 1995 (the "Indenture"), to the extent the provisions of the Indenture so require, Kimco shall execute and deliver to the Trustee (a) a Supplemental Indenture, in form and substance as required by the Indenture (the "Supplemental Indenture"), expressly assuming the obligations of Price REIT with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all debt securities issued by Price REIT under the Indenture and the due and punctual performance of all the terms, covenants and conditions of the Indenture to be kept or performed by Price REIT and (b) such other customary documents as the Trustee may request in accordance with the Indenture with respect to the Supplemental Indenture.

        2.67. Affiliates of Price REIT.

        (a) At least 30 days prior to the Closing Date, Price REIT shall deliver to Kimco a list of names and addresses of those persons who were, in Price REIT's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of Price REIT within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ("Rule 145"). Price REIT shall provide Kimco such information and documents as Kimco shall reasonably request for purposes of reviewing such list. Price REIT shall use all reasonable efforts to deliver or cause to be delivered to Kimco, prior to the Closing Date, from each of the Affiliates of Price REIT identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit B. Kimco shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any shares of the Merger Consideration to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Merger Consideration, consistent with the terms of such Affiliate Letters.

        (b) Kimco shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Price REIT may reasonably request, all to the extent required from time to time to enable such Affiliate to sell the Merger Consideration received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

        2.68. Expenses. Subject to Section 9.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a) the filing fee in connection with the filing of the Form S-4 or Proxy

Statement/Prospectus with the SEC and (b) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be shared equally by Price REIT and Kimco.

        2.69. Indemnification. (a) From and after the Effective Time, Kimco shall cause the Surviving Corporation to keep in effect provisions in its Articles of Incorporation and Bylaws providing for exculpation of director liability and indemnification of directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the charter and bylaws of Price REIT on the date hereof, subject to Maryland law, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Price REIT (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; provided, that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided, further, that from and after the Effective Time, Kimco shall guaranty the obligations of the Surviving Corporation under the indemnification provisions of the charter and bylaws of Price REIT existing on the date hereof to the directors, officers, employees or agents of Price REIT who at any time prior to the Effective Time were entitled to indemnification thereunder in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

        (b) For a period of two years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Price REIT (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.13(b) more than an amount equal to 200% of current annual premiums paid by Price REIT for such insurance (which annual premiums Price REIT represents and warrants to be $130,000 in the aggregate).

        (c) In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 7.13, which obligations are expressly intended to be for the irrevocable benefit or, and shall be enforceable by, each Indemnified Party.

        (d) This Section 7.13 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Corporation and its representatives, successors and assigns.

        2.70. Employees.

        (a) Subject to considerations relating to the particular geographic region in which the employee is located, it is the intent of the parties hereto that the employees of Price REIT employed by the Surviving Corporation after the Effective Time (the "Former Price REIT Employees") shall in general receive compensation and benefits on the same basis and subject to the same standards as the employees of Kimco; provided, that, for a period of one year after the Closing Date the standards of compensation and benefits received by such employees shall be substantially similar to, but not less than, those received from Price REIT immediately prior to the Closing Date. In addition, all Former Price REIT Employees shall, at the option of the Surviving Corporation, either
(i) continue to be eligible to participate in any "employee benefit plan," as defined in Section 3(3) of ERISA, and any other benefit programs, policies and arrangements of Price REIT which are, at the option of the Surviving Corporation, continued by the Surviving Corporation, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Corporation who were formerly employees of Kimco in any "employee benefit plan," as defined in Section 3(3) of ERISA, and any other benefit programs, policies and arrangements sponsored or maintained by the Surviving Corporation after the Effective Time. With respect to each such employee benefit plan, program, policy or arrangement, service with Price REIT or any of its Subsidiaries (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits. The medical plan or plans maintained by the Surviving Corporation after the Effective Time shall waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Former Price REIT Employees. With respect to vacation benefits provided by the Surviving Corporation, the vacation benefit of each Former Price REIT Employee shall include all hours of accrued but unused vacation hours with Price REIT or its affiliates. Nothing in this Section

7.14 shall require Kimco to continue the employment of any particular Price REIT employee from and after the Closing Date.

        (b) For purposes of this Section 7.14, the term "employees" shall mean all current employees of Price REIT and its Subsidiaries (including those on disability or approved leave of absence, paid or unpaid).

        (c) As of the Effective Time, the Surviving Corporation shall adopt a retention and severance program (the "Retention and Severance Program"). With respect to the Covered Employees (as defined below), the Surviving Corporation shall issue to such Covered Employees a letter substantially in the form previously agreed upon by the parties. The Surviving Corporation shall maintain the Retention and Severance Program in accordance with the terms thereof. Both
(i) the employees of Price REIT and its Subsidiaries who will participate in the Retention and Severance Program (the "Covered Employees") and (ii) the aggregate obligation of the Surviving Corporation under the Retention and Severance Program shall be determined in the discretion of Joseph K. Kornwasser, subject to the approval of Kimco, which approval shall not be unreasonably withheld.

        (d) Concurrently with the execution and delivery of this Agreement, Kimco will enter into an employment agreement in the forms attached hereto with each of Joseph K. Kornwasser, Jerald Friedman and Lawrence M. Kronenberg, each of which shall become effective at, and only upon the occurrence of, the Effective Time.

        (e) Kimco agrees that options to purchase an aggregate of 60,000 shares of Kimco Common Stock shall be available for grant on the Closing date, pursuant to Kimco's Amended and Restated Stock Option Plan, to be allocated to individuals in the discretion of Joseph K. Kornwasser, subject to the approval of Kimco, which approval shall not be unreasonably withheld. The exercise price of each such option shall be the closing price of a share of Kimco Common Stock on the Closing Date, as reported by the NYSE.

        2.71. Reorganization. From and after the date hereof and until the Effective Time, neither Kimco nor Price REIT nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or
(ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

        2.72. Advice of Changes. Kimco and Price REIT shall each promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 8 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

        2.73. Disqualifying Event. In connection with the transactions contemplated by the Merger, the Board of Directors of Price REIT shall not exercise any power, and shall waive any right at any time, to take any action to declare a Disqualifying Event (as such term is defined in Price REIT's charter) under Article IX of Price REIT's charter or to redeem or to refuse to transfer shares of Price REIT Common Stock pursuant thereto.

        2.74. Governance. Kimco's Board of Directors shall take all action necessary to cause the directors comprising the full Board of Directors of Kimco at the Effective Time to be increased by one Director and shall take all such action necessary to cause Joseph K. Kornwasser to be selected as a Director of Kimco for a term expiring at the 1999 annual meeting of shareholders following the Effective Time, in order to fill the vacancy resulting from such newly created directorship; provided that, notwithstanding the foregoing, in the event the 1998 annual meeting of Kimco is held after the Effective Time, Joseph K. Kornwasser shall be among the nominees submitted to the stockholders of Kimco at the 1998 annual meeting of shareholders to vote on the election of directors for the term set forth above in accordance with Maryland law.


                                    ARTICLE 8

                                   CONDITIONS

        2.75. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock of Price REIT and Kimco entitled to vote thereon.

        (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

        (c) The Form S-4 shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

        (d) Kimco shall have obtained the approval for the listing of the Kimco Common Stock and Kimco Depositary Shares issuable in the Merger on the NYSE, subject to official notice of issuance.

        (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of Kimco and Price REIT (and their respective Subsidiaries), taken as a whole, following the Effective Time.

        2.76. Conditions to Obligations of Price REIT to Effect the Merger. The obligation of Price REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Price REIT:

        (a) Kimco shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Kimco and Merger Sub contained in this Agreement that are qualified as to materiality or as to a Kimco Material Adverse Effect shall be true and correct and any of such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made on the Closing Date (except to the extent that the representation or warranty is expressly limited by its terms to another date), and Price REIT shall have received a certificate of the President or a Vice President of Kimco, dated the Closing Date, certifying to such effect.

        (b) Price REIT shall have received the opinion dated the Closing Date of Gibson, Dunn & Crutcher LLP or another nationally recognized law firm selected by Price REIT, based upon certificates and letters, which certificates and letters are in the form agreed upon by the parties and are dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Price REIT and Kimco will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

        (c) Price REIT shall have received the opinion of Brown & Wood LLP in the form attached as Exhibit C hereto (based upon customary representations in the form attached thereto), dated the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1992, Kimco was organized in conformity with the requirements for qualification and taxation as a REIT under
Section 856 of the Code, and its method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

        (d) Price REIT shall have received the opinion of Ballard Spahr Andrews & Ingersoll, which is acting as Maryland counsel to Price REIT, to the effect that all requisite approvals of the Merger by the stockholders of Price REIT have been obtained, that assuming due authorization and approval of the Merger and the Articles of Merger by Kimco and its stockholders, upon filing of the Articles of Merger with the SDAT, the Merger will be effective, and as to such other matters of Maryland law as are customary in a transaction such as the Merger.

        (e) Price REIT shall have received a "comfort" letter from Coopers & Lybrand, L.L.P., dated the Closing Date, with respect to the financial statements of Kimco included in the Proxy Statement/Prospectus, substantially in the form described in Section 7.4.

        (f) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Kimco and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Kimco Material Adverse Effect other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which either Price REIT or Kimco operate and that affects both Price REIT and Kimco in a substantially similar manner.

        2.77. Conditions to Obligation of Kimco and Merger Sub to Effect the Merger. The obligations of Kimco and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Kimco:

        (a) Price REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Price REIT contained in this Agreement that are qualified as to materiality or as to a Price REIT Material Adverse Effect shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made on the Closing Date (except to the extent that the representation or warranty is expressly limited by its terms to another date), and Kimco shall have received a certificate of the President or a Vice President of Price REIT, dated the Closing Date, certifying to such effect.

        (b) Kimco shall have received the opinion dated the Closing Date of Brown & Wood LLP or another nationally recognized law firm selected by Kimco, based upon certificates and letters, which certificates and letters are in the form agreed to by the parties and are dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Kimco and Price REIT will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

        (c) Kimco shall have received the opinion of Gibson, Dunn & Crutcher LLP in the form attached as Exhibit D hereto (based upon customary representations in the form attached thereto), dated the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1991, Price REIT was organized in conformity with the requirements for qualification and taxation as a REIT under Section 856 of the Code, and its method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

        (d) Kimco shall have received the opinion of Brown & Wood LLP, which is acting as Maryland counsel to Kimco, to the effect that this Agreement is enforceable under New York law, that all requisite approvals of the Merger by the stockholders of Kimco have been obtained, that assuming due authorization and approval of the Merger and the Articles of Merger by Price REIT and its stockholders, upon filing of the Articles of Merger with the SDAT, the Merger will be effective, and as to such other matters as are customary in a transaction such as the Merger.

        (e) Kimco shall have received a "comfort" letter from Ernst & Young LLP, dated the Closing Date, with respect to the financial statements of Price REIT included in the Proxy Statement/Prospectus, substantially in the form described in Section 7.4.

        (e) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Price REIT and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Price REIT Material Adverse Effect other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which either Price REIT or Kimco operate and that affects both Price REIT and Kimco in a substantially similar manner.


                                    ARTICLE 9

                                   TERMINATION

        2.78. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Price REIT or Kimco, by the mutual written consent of Kimco and Price REIT.

        2.79. Termination by Either Kimco or Price REIT. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Price REIT or the Board of Directors of Kimco if (a) the Merger shall not have been consummated by June 30, 1998 or (b) a meeting of Price REIT's stockholders shall have been duly convened and held and the approval of Price REIT's stockholders required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof, or (c) a meeting of Kimco's stockholders shall have been duly convened and held and the approval of Kimco's stockholders required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

        2.80. Termination by Price REIT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of Price REIT referred to in
Section 8.1(a), by action of the Board of Directors of Price REIT, (a) in accordance with Section 7.1(b); provided, however, that in order for the termination of this Agreement pursuant to this Section 9.3(a) to be deemed effective, Price REIT shall have complied with all provisions contained in
Section 7.1, including the notice provisions therein, and with applicable requirements, including the payment of all amounts due under Section 9.5 or (b) if Kimco or any of its directors or officers shall participate in discussions or negotiations in breach of Section 7.2, or (c) if there has been a breach by Kimco or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Kimco Material Adverse Effect, which breach is not curable by June 29, 1998, or (d) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Kimco, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Price REIT to Kimco. Notwithstanding the foregoing, any termination pursuant to Section 9.3(a) shall only be effective if, simultaneously with such termination, all sums that Price REIT is required to pay to Kimco or deposit with the escrow agent pursuant to Section 9.5 have been paid or deposited in immediately available funds.

        2.81. Termination by Kimco. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Kimco referred to in Section 8.1(a), by action of the Board of Directors of Kimco, (a) in accordance with Section 7.2(b); provided, however, that in order for the termination of this Agreement pursuant to this Section 9.4(a) to be deemed effective, Kimco shall have complied with all provisions contained in Section 7.2, including the notice provisions therein, or (b) if Price REIT or any of its directors or officers shall participate in discussions or negotiations in breach of Section 7.1, or
(c) if there has been a breach by Price REIT of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Price REIT Material Adverse Effect, which breach is not curable by June 29, 1998, (d) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Price REIT, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Kimco to Price REIT or (e) in the event the Kimco Average Closing Price or the closing price of Kimco Common Stock on the date scheduled for the Closing or on either of the two immediately preceding business days is less than $32.00.

        2.82. Certain Fees and Expenses Upon Effect of Termination and Abandonment. (a) If this Agreement shall be terminated (i) pursuant to Section 9.3(a), 9.4(b) or 9.4(d) (to the extent such termination pursuant to Section 9.4(d) results from a material breach by Price REIT of the covenants set forth in Sections 7.3(i)(a), 7.3(i)(c), 7.3(ii) (other than 7.3(ii)(c), 7.3(ii)(j) and
7.3(ii)(m) as it applies to Sections 7.3(ii)(c) and 7.3(ii)(j)), 7.5, 7.8 or 7.17; provided, that, the Board of Directors of Kimco makes a good faith determination that such breach materially impairs either the ability to consummate the Merger on the terms contemplated herein as of the date hereof or the economic benefit of the Merger to Kimco anticipated at the date hereof), then Price REIT will pay Kimco (provided Price REIT was not entitled to terminate this Agreement pursuant to Section 9.3(c) or 9.3(d) at the time of such termination) a fee equal to the Break-up Fee (as defined below) or (ii) pursuant to Section 9.4(c), 9.4(d) (to the extent such termination pursuant to Section 9.4(d) results from a material breach by Price REIT of any of its covenants in this Agreement other than those enumerated in clause (i) of this
Section 9.5(a) to the extent that the Board of Directors of Kimco has made the determination set forth in the first proviso of said clause (i)) or 9.2(b), then Price REIT will pay Kimco (provided Price REIT was not entitled to terminate this Agreement pursuant to Section 9.3(c) or 9.3(d) at the time of such termination) an amount equal to the Break-Up Expenses (as defined below).

        (b) If this Agreement shall be terminated (i) pursuant to Section 9.4(e), then Kimco will pay Price REIT (provided Kimco was not entitled to terminate this Agreement pursuant to Section 9.4(b) or 9.4(c) at the time of such termination) an amount equal to $6,250,000, (ii) pursuant to Section 9.4(a) or 9.3(b), then Kimco will pay to Price REIT (provided Kimco was not entitled to terminate this Agreement pursuant to Section 9.4(c) or 9.4(d) at the time of such termination) a fee equal to the Break-up Fee or (iii) pursuant to Section 9.3(c), 9.3(d) or 9.2(c), then Kimco will pay Price REIT (provided Kimco was not entitled to terminate this Agreement pursuant to Section 9.4(c) or 9.4(d) at the time of such termination) an amount equal to the Break-Up Expenses.

        (c) If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 9.1 or 9.2(c) or Kimco's failure to perform its obligations under this Agreement in such a manner so as to entitle Price REIT to terminate this Agreement pursuant to Section 9.3(c) or 9.3(d)) and at the time of the termination of this Agreement a Price REIT Takeover Proposal has been received by Price REIT, and either prior to the termination of this Agreement or within twelve (12) months thereafter Price REIT enters into any written Price REIT Acquisition Agreement which is subsequently consummated (whether or not such Price REIT Acquisition Agreement is related to the Price

REIT Takeover Proposal which had been received at the time of the termination of this Agreement), then Price REIT shall pay the Break-Up Fee to Kimco. If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 9.1 or 9.2(b) or Price REITs's failure to perform its obligations under this Agreement in such a manner so as to entitle Kimco to terminate this Agreement pursuant to Section 9.4(c) or 9.4(d)) and at the time of the termination of this Agreement a Kimco Takeover Proposal has been received by Kimco, and either prior to the termination of this Agreement or within twelve
(12) months thereafter Kimco enters into any written Kimco Acquisition Agreement which is subsequently consummated (whether or not such Kimco Acquisition Agreement is related to the Kimco Takeover Proposal which had been received at the time of the termination of this Agreement), then Kimco shall pay the Break-Up Fee to Price REIT. Any and all amounts to be paid pursuant to this
Section 9.5, shall be paid, by Price REIT to Kimco or Kimco to Price REIT (as applicable), in immediately available funds within three days of termination (except as otherwise provided in Section 9.3).

        (d) As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $12,500,000 plus Break-Up Expenses (the "Base Amount") and
(ii) the maximum amount that can be paid to Kimco without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to the party hereto which becomes entitled to the Break-Up Fee (the "Fee Recipient"). Notwithstanding the foregoing, in the event the Fee Recipient receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that the Fee Recipient has received a ruling from the IRS holding that the Fee Recipient's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements"), the Break-Up Fee shall be an amount equal to the Base Amount. The obligation of the party required to pay the Break-Up Fee to pay any unpaid portion of the Break-Up Fee shall terminate five years from the date of this Agreement. In the event that the Fee Recipient is not able to receive the full Base Amount, the other party shall place the unpaid amount in escrow by wire transfer within three days of termination (except as otherwise provided in Section 9.3) and shall not release any portion thereof to the Fee Recipient unless and until the other party receives either one or a combination of the following: (i) a letter from the Fee Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Fee Recipient without causing the Fee Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events the other party shall pay to the Fee Recipient the lesser of the unpaid

Base Amount or the maximum amount stated in the letter referred to in (i) above. Each of Price REIT and Kimco agrees to amend this Section 9.5 at the request of the Fee Recipient in order to (x) maximize the portion of the Break-Up Fee that may be distributed to the Fee Recipient hereunder without causing the Fee Recipient to fail to meet the requirements of Sections 856 (c)(2) and (3) of the Code or (y) improve the Fee Recipient's chances of securing a favorable ruling described in this Section 9.5(b), provided that no such amendment may result in any additional cost or expense to the other party. Amounts remaining in escrow after the obligation of a party to pay the Break-Up Fee terminates shall be released to the party making such escrow deposit.

        (e) The "Break-Up Expenses" payable to Kimco or Price REIT, as the case may be (the "Expenses Recipient"), shall be an amount equal to the lesser of (i) $2,000,000, (ii) the Expenses Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants and investment bankers' fees and expenses) and (iii) the maximum amount that can be paid to the Expenses Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Expenses Recipient. Notwithstanding the foregoing, in the event the Expenses Recipient receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that the Expenses Recipient has received a ruling from the IRS holding that the Expenses Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Break-Up Expenses shall be determined without regard to clause (iii) above. The obligation of Kimco or Price REIT, as applicable ("Payor"), to pay any unpaid portion of the Break-Up Expenses shall terminate five years from the date of this Agreement. In the event that the Expenses Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Expenses Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Expenses Recipient's independent accountants indicating the maximum amount that can be paid at the time to the Expenses Recipient without causing the Expenses Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of such events the Payor shall pay to the Expenses Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above. Amounts remaining in escrow after the obligation of a party to pay the Break-Up Expenses terminates shall be released to the party making such escrow deposit.

        (f) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.5 and Section 7.12 and except for the provisions of Section 10.3, 10.4, 10.5, 10.6, 10.7, 10.9, 10.10, 10.13, 10.14 and 10.15. In the event either party is required to file suit to seek all or a portion of Break-up Fee and/or Break-up Expenses, and it ultimately succeeds, it shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder.

        2.83. Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 10

                               GENERAL PROVISIONS

        2.84. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Article 4, the last sentence of Section 7.5 and Sections 7.11, 7.13 and 7.14, and this Article 10 shall survive the Merger.

        2.85. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

               If to Kimco or Merger Sub:

                      Milton Cooper
                      Kimco Realty Corporation
                      3333 New Hyde Park Road
                      New Hyde Park, NY  11042-0020
                      Facsimile: (516) 869-7117

               With a copy to:

                      Joseph W. Armbrust, Esq.
                      Brown & Wood LLP
                      One World Trade Center
                      New York, NY 10048
                      Facsimile: (212) 839-5599


               If to Price REIT:

                      Joseph K. Kornwasser
                      The Price REIT, Inc.
                      145 South Fairfax Avenue
                      Fourth Floor
                      Los Angeles, CA  90036
                      Facsimile: (213) 937-8175

               With a copy to:

                      Kenneth M. Doran, Esq.
                      Gibson, Dunn & Crutcher LLP
                      333 South Grand Avenue
                      Los Angeles, CA 90071
                      Facsimile: (213) 229-7520

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

        2.86. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 7.13 and 7.14(e) (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

        2.87. Entire Agreement. This Agreement, the Exhibits, the Price REIT Disclosure Letter and the Kimco Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to




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

the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        2.88. Confidentiality. (a) Except to the extent that any of the provisions of that certain confidentiality agreement dated December 9, 1997 between Kimco and Price REIT (the "Confidentiality Agreement") are inconsistent with this Agreement, in which case the terms of this Agreement shall govern and supersede such provisions, the parties hereto acknowledge and agree that the Confidentiality Agreement remains in full force and effect and shall survive any termination of this Agreement.

        (a) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until June 30, 1998, (1) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (2) neither it nor its Affiliates shall, directly or indirectly, (A) (w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (i) any form of business combination or similar or other extraordinary transaction involving the other party or any Affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the other party or any Affiliate thereof, (iii) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any Affiliate thereof,
(iv) any proposal to seek representation on the Board of Directors of the other party or otherwise to seek to control or influence the management, Board of Directors or policies of the other party or any Affiliate thereof, (v) any request or proposal to waive, terminate or amend the provisions of this Section 10.5, or (vi) any proposal or other statement inconsistent with the terms of this Section 10.5 or (B) instigate, encourage, join, act in concert with




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

or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of Directors of the other party to do any of the foregoing; provided that without such invitation or approval, either party may at any time, on a confidential, non-public basis, submit to the Chief Executive Officer or, if none, the President of the other party a proposal to (I) amend any of the provisions of this Section 10.5(e) or (II) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party not to waive its rights under this Section 10.5.

        2.89. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Price REIT and Kimco and prior to the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland; provided, however, that after any such stockholder approval is obtained, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of the parties as REITs or (b) preserve the Merger as a tax-free reorganization under Section 368 of the Code. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        2.90. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws, except that the validity of the Merger shall be governed by the MGCL. Each of Price REIT and Kimco hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

        2.91. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        2.92. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        2.93. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

        2.94. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.6, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        2.95. Incorporation. The Price REIT Disclosure Letter, the Confidentiality Agreement and the Kimco Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        2.96. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        2.97. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which they are entitled at law or in equity.

        2.98. Definitions. As used in this Agreement: (a) "Subsidiary" when used with respect to any party means any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization; and (b) "knowledge" or "best knowledge" of any person means the actual knowledge of such person or of such person's directors and executive officers after reasonable inquiry.























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

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.



                                             KIMCO REALTY CORPORATION

ATTEST:


By: _____________________________            By:  _____________________________



                                             REIT SUB, INC.
ATTEST:


By: _____________________________            By:  _____________________________


                                             THE PRICE REIT, INC.

ATTEST:


By: _____________________________            By:  _____________________________









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


                                  SCHEDULE 6.2



1. Executive Employment Agreement dated January 13, 1998 between Kimco and Joseph K. Kornwasser.

2. Executive Employment Agreement dated January 13, 1998 between Kimco and Jerald Friedman.

3. Executive Employment Agreement dated January 13, 1998 between Kimco and Lawrence M. Kronenberg.

                                                                      EXHIBIT A



                             ARTICLES SUPPLEMENTARY

                                       OF

                            KIMCO REALTY CORPORATION

Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with
Article IV.D. of the charter of the Corporation, including these Articles Supplementary (the "Charter"), the Board of Directors, at a meeting held on January 13, 1998, adopted resolutions reclassifying 700,000 shares (the "Shares") of Preferred Stock (as defined in the Charter) as a separate class of stock, 7.5% Class D Cumulative Convertible Preferred Stock, par value $1.00 per share ("Class D Preferred Stock"), and reclassifying 700,000 shares (the "Class D Excess Shares") of Preferred Stock (as defined in the Charter) as a separate class of stock, Class D Excess Preferred Stock, par value $1.00 per share ("Class D Excess Preferred Stock"), each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption set forth below:

        7.5% Class D Cumulative Convertible Preferred Stock

2.99.   Certain Definitions.

        Unless the context otherwise requires, the terms defined in this paragraph (A) shall have, for all purposes of the provisions of the Charter in respect of the Class D Preferred Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

        Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Class D Preferred Stock or Class D Excess Preferred Stock by a Person who is or would be treated as an owner of such Class D Preferred Stock or Class D Excess Preferred Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the

Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        Beneficiary. The term "Beneficiary" shall mean the beneficiary of the Trust as determined pursuant to subparagraph (11)(e)(1) of paragraph (G) below.

        Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        Class A Preferred Stock. The term "Class A Preferred Stock" shall mean the 7 3/4% Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

        Class B Preferred Stock. The term "Class B Preferred Stock" shall mean the 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

        Class C Preferred Stock. The term "Class C Preferred Stock" shall mean the 8 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

        Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

        Common Stock. The term "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

        Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Class D Preferred Stock or Class D Excess Preferred Stock by a Person who is or would be treated as an owner of such Class D Preferred Stock or Class D Excess Preferred Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

        Conversion Price. The term "Conversion Price" shall mean a conversion price of $402.50 per share of Common Stock, subject to adjustment as set forth in paragraph E.

        Depositary Shares. The term "Depositary Shares" shall mean the Depositary Shares each representing 1/10 of a share of Class D Preferred Stock.

        Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

        Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date, and thereafter each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

        Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Class D Preferred Stock are first issued by the Corporation.

        Junior Stock. The term "Junior Stock" shall mean, as the case may be,
(i) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class D Preferred Stock shall have been so paid or declared and set apart for payment or (ii) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class D Preferred Stock shall have received the entire amount to which such Class D Preferred Stock is entitled upon such liquidation, dissolution or winding up.

        IRS. The term "IRS" shall mean the United States Internal Revenue
Service.

        Liquidation Preference. The term "Liquidation Preference" shall mean $250.00 per share of Class D Preferred Stock, plus any accumulated, accrued and unpaid dividends.

        Market Price. The term "Market Price" shall mean the price of the Class D Preferred Stock (i) as determined by multiplying by ten the last reported sales price of the Depositary Shares reported on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the relevant date or, (ii) if the Depositary Shares are not then traded on the NYSE, as determined by the last reported sales price of the Depositary Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Depositary Shares may be traded, or

(iii) if the Depositary Shares are not then traded over any exchange or quotation system, as determined in good faith by the Board of Directors of the Corporation.

        Ownership Limit. The term "Ownership Limit" shall mean not more than 9.8% of the outstanding shares of Preferred Equity Stock.

        Parity Stock. The term "Parity Stock" shall mean, as the case may be,
(i) any class or series of stock of the Corporation which is entitled to receive payment of dividends on a parity with the Class D Preferred Stock or (ii) any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class D Preferred Stock. The term "Parity Stock" shall include the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock.

        Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Class D Preferred Stock or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

        Preferred Equity Stock. The term "Preferred Equity Stock" shall mean shares of stock that are either Class D Preferred Stock or Class D Excess Preferred Stock.

        Press Release. The term "Press Release" shall mean the press release issued pursuant to subparagraph (1) of paragraph (D).

        Purported Beneficial Transferee. The term "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Class D Excess Preferred Stock, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Class D Preferred Stock if such Transfer had been valid under subparagraph (1) of paragraph (G) below.

        Purported Record Transferee. The term "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Class D Excess Preferred Stock, the record holder of the Preferred Equity Stock if such Transfer had been valid under subparagraph
(1) of paragraph (G) below.

        REIT. The term "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

        Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

        Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph (1) of paragraph (D) below.

        Redemption Shares. The term "Redemption Shares" shall mean such number of shares of Common Stock into which Class D Preferred Stock is convertible at the Conversion Price as of the opening of business on the Redemption Date.

        Senior Stock. The term "Senior Stock" shall mean, as the case may be,
(i) any class or series of stock of the Corporation created after the Initial Issue Date in accordance with subparagraph (1) of paragraph (F) ranking senior to the Class D Preferred Stock in respect of the right to receive dividends or
(ii) any class or series of stock of the Corporation created after the Initial Issue Date in accordance with subparagraph (1) of paragraph (F) ranking senior to the Class D Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

        Trading Day. The term "Trading Day" shall mean any day on which the securities in question are traded on the NYSE.

        Transfer. The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Preferred Equity Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Preferred Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Preferred Equity Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Preferred Equity Stock), and whether by operation of law or otherwise.

        Trust. The term "Trust" shall mean the trust created pursuant to subparagraph (11)(a) of paragraph (G).

        Trustee. The term "Trustee" shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

100.    Dividends.

        (a) The record holders of Class D Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation in cash at the rate per share equal to the greater of (i) $18.75 per annum or (ii) the cash dividends (determined on each Dividend Payment Date referred to in subsection (2) of this paragraph (B)) on the shares of Common Stock (or portion thereof) into which a share of the Class D Preferred Stock is convertible, plus $0.275 per quarter.

        (b) Dividends on shares of Class D Preferred Stock shall accrue and be cumulative from the Initial Issue Date. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on January 15, April 15, July 15 and October 15 of each year (each, a "Dividend Payment Date"), commencing, with respect to the period commencing on the Initial Issue Date and ending on June 30, 1998, on July 15, 1998. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Class D Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend rate set forth in subparagraph (1) of this paragraph (B) above. Dividends payable in respect of the first Dividend Period and any subsequent Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of the Class D Preferred Stock as their names shall appear on the stock transfer records of the Corporation at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any dividend payment made on shares of Class D Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable. Upon issuance, the Class D Preferred Stock will rank on parity as to dividends with the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock.

        (c) If any shares of Class D Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any other class or series of Preferred Stock ranking junior to or on a parity with the Class D Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class D Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Class D Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Class D Preferred Stock, all dividends declared upon the shares of the Class D Preferred Stock and any other such class or series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Class D Preferred Stock and such class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Class D Preferred Stock and such class or series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class D Preferred Stock which may be in arrears.

        (d) Except as provided in subparagraph (3) of this paragraph (B), unless full cumulative dividends on the Class D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than in common stock or other stock ranking junior to the Class D Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the affairs of the Corporation) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon any Junior Stock or Parity Stock nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for other stock of the Corporation ranking junior to the Class D Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

        (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Class D Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

        (f) Notwithstanding anything contained herein to the contrary, dividends on the Class D Preferred Stock, if not paid on the applicable Dividend Payment Date, will accrue whether or not dividends are authorized or declared for such Dividend Payment Date, whether or not the Corporation has earnings and whether or not there are funds legally available for the payment of such dividends.

        (g) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Class D Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Class D Preferred Stock for the year bears to the Total Dividends.

101.    Distributions Upon Liquidation, Dissolution or Winding Up.

        (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any class or series of stock ranking senior to the Class D Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, but before any distribution or payment shall be made to the holders of any class or series of stock ranking junior to the Class D Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

        (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class D Preferred Stock and the corresponding amounts payable on each class or series of stock ranking on a parity with the Class D Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of the Class D Preferred Stock and all such stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Upon issuance, the Class D Preferred Stock will rank on parity with the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation. Neither the consolidation or merger of the Corporation into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (C).

102.    Redemption by the Corporation.

        (a) The Class D Preferred Stock may be redeemed for Redemption Shares, in whole or from time to time in part, on any date on or after the third anniversary of the Initial Issue Date (or if such date is not a Business Day, on the first Business Day after such date) at the option of the Corporation if for any 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the average closing price per share of the Common Stock exceeds 12% of the Conversion Price. In order to exercise its redemption option, the Corporation shall issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the fifth Trading Day after the condition in the preceding sentence has, from time to time, been met. The Press Release shall announce the redemption and set forth the number of shares of Class D Preferred Stock that the Corporation intends to redeem. The redemption date shall be selected by the Corporation, shall be specified in the notice of the redemption and shall not be less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release (the "Redemption Date").

        (b) Upon any redemption of the Class D Preferred Stock, the Corporation shall pay in cash any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the redemption Date. If the Redemption Date falls after a Record Date and prior to the corresponding Dividend Payment Date, then each holder of Class D Preferred Stock at the close of business on such Record Date shall be entitled to the dividend payable on such shares of Class D Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of such shares of Class D Preferred Stock before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on such shares of Class D Preferred Stock to be redeemed or on the shares of Common Stock issued upon such redemption.

        (c) If the Corporation shall redeem shares of Class D Preferred Stock pursuant to subparagraph (1) of this paragraph (D), notice of such redemption shall be given not more than five Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares of Class D Preferred Stock to be redeemed. Notice shall be by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Class D Preferred Stock to be redeemed at their respective addressees as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class D Preferred Stock except as to any holder to whom the Corporation has failed to give notice or except as to any holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which Class D Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Conversion Price; (iii) the number of shares of Class D Preferred Stock to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered in exchange for certificates evidencing the Redemption Shares; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date.

        (d) Notice having been published or mailed in accordance with subparagraph (3) of this paragraph (D), from and after the Redemption Date (unless the Corporation shall fail to make available a number of shares of Common Stock or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Class D Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Class D Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide Common Stock and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of a least $50,000,000, Common Stock and any cash necessary for such redemption, in trust, with irrevocable instructions that such Common Stock and cash be applied to the redemption of the shares of Class D Preferred Stock so called for redemption. At the close of business on the Redemption Date, each holder of shares of Class D Preferred Stock to be redeemed (unless the Corporation defaults in the delivery of the Common Stock or cash payable on such Redemption Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Class D Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the shares of Class D Preferred Stock. No interest shall accrue for the benefit of the holder of shares of Class D Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

        (e) As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Class D Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares of Class D Preferred Stock shall be exchanged for certificates representing shares of Common Stock and any cash (without interest thereon) for which such shares of Class D Preferred Stock have been redeemed. In case of redemption of less than all shares of Class D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation that will not result in the issuance of any Class D Excess Preferred Stock. If fewer than all the shares of Class D Preferred Stock represented by any certificate are redeemed, than new certificates representing the unredeemed shares of Class D Preferred Stock shall be issued without cost to the holder thereof.

        (f) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the redemption of Class D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon redemption of Class D Preferred Stock, the Corporation shall pay to the holder of the shares of Class D Preferred Stock which were mandatorily converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors at the close of business on the Redemption Date).

        (g) Unless full cumulative dividends on all shares of Class D Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no shares of any Class D Preferred Stock shall be redeemed unless all outstanding shares of Class D Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Class D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class D Preferred Stock, and, unless full cumulative dividends on all outstanding shares of Class D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Class D Preferred Stock (except by conversion into or exchange for stock of the Corporation ranking junior to the Class D Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

        (h) All shares of Class D Preferred Stock redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued shares of Preferred Stock, without designation as to class or series and may thereafter be reissued as shares of any class or series of Preferred Stock.

103.    Conversion.

        (a) Subject to paragraph (D), each holder of shares of Class D Preferred Stock shall have the right, at his or her option at any time, to convert all or a portion of such shares (including fractions of such shares so long as such fractions are in integral multiples of 1/10 of a share), unless previously redeemed, into Common Stock at the Conversion Price. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Class D Preferred Stock shall be valued at $250.00. However, the right to convert shares of Class D Preferred Stock called for redemption pursuant to paragraph (D) hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Corporation shall default in making of payment of the Common Stock and any cash payable upon redemption under paragraph (D) hereof.

        (b) The Conversion Price shall be adjusted from time to time as follows:

            (i) If the Corporation shall pay or make a dividend or other distribution on Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subparagraph (2)(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the corporation.

            (ii) If the Corporation shall issue additional rights or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in subparagraph (2)(g) of this paragraph (E)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined as provided in subparagraph (2)(g) of this paragraph (E)) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (2)(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation during the period so held.

            (iii) If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (iv) If the Corporation shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock evidences of its indebtedness, assets or securities of the Corporation or other Persons (but excluding (i) any rights or warrants referred to in subparagraph (2)(b) of this paragraph (E),
(ii) any dividend or distribution referred to in subparagraph (2)(e) of this paragraph (E), (iii) any cash dividend or cash distribution out of current or accumulated funds from operations (as determined by the Board of Directors) and
(iv) any dividend or distribution referred to in subparagraph (2)(a) of this paragraph (E)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (2)(g) of this paragraph (E)) of a share of Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Class D Preferred Stock) of the portion of the evidences of the indebtedness, assets or securities so distributed applicable to a share of Common Stock and the denominator shall be such current market price of a share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event of a distribution to all holders of shares of Common Stock of rights to subscribe for additional shares of the Corporation's capital stock (other than rights described in subparagraph (2)(b) of this paragraph
(E)), the Corporation may, instead of making the adjustment in the Conversion Price set forth in this subparagraph (2)(d), provide that each holder of shares of Class D Preferred Stock who converts such shares shall be entitled to receive upon such conversion, in addition to the applicable number of shares of Common Stock, the number of such rights such holder would have been entitled to receive had such holder converted such shares immediately prior to the record date applicable to such distribution of rights.

            (v) If the Corporation shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock securities of one of its subsidiaries that is (i) organized to qualify as a real estate investment trust under applicable federal tax laws and regulations and (ii) identified in any informational materials distributed to stockholders as being intended to operate on a leveraged basis, then the Conversion Price shall be adjusted so that the same shall equal the price determined by subtracting from the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution (the "Determination Date") the per share amount of the distribution for tax purposes, as determined by the Board of Directors. The Corporation will publish notice of such distribution to holders of Class D Preferred Stock in a newspaper of general circulation at least ten business days prior to the Determination Date.

            (vi) For the purposes of this subparagraph (2), the reclassification of shares of Common Stock into securities including securities other than shares of Common Stock (other than any reclassification upon a consolidation or merger to which subparagraph (6) of this paragraph (E) applies) shall be deemed to involve (i) a distribution of such securities other than shares of Common Stock to all holders of shares of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subparagraph (2)(d) of this paragraph (E)), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" and "the day upon which such subdivision or combination becomes effective," as the case may be, within the meaning of subparagraph (2)(c) of this paragraph (E)).

            (vii) For the purpose of any computation under subparagraphs (2)(b) and 2(d) of this paragraph (E), the current market price of a share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the NYSE, or, if the shares of Common Stock are no longer quoted on such exchange, on the principal national securities exchange on which the shares of Common Stock are then listed or admitted to trading or, if the shares of Common Stock are not quoted on any national securities exchange, the closing sale price of the shares of Common Stock or, in case no reported sale takes place, average of the shares of Common Stock or, in case no reported sale takes place, average of the closing bid and asked prices on the Nasdaq National Market or any comparable system, or if the shares of Common Stock are not quoted on the Nasdaq National Market or any comparable system, the closing sale price, or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose.

            (viii) Notwithstanding the foregoing, no adjustment in the Conversion Price for the Class D Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (2)(h) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            (ix) In the event that, as a result of an adjustment made pursuant to paragraph (E), the holder of any shares of Class D Preferred Stock thereafter surrendered for conversion shall become entitled to receive any capital stock other than shares of Common Stock, thereafter the number of shares of such capital stock so received shall be subject to adjustment from time to time in a manner and on terms equivalent as nearly as practicable to the provisions relating to the Class D Preferred Stock contained in subparagraph (2) of this paragraph (E).

        (c) Upon the occurrence of a conversion as specified in this paragraph
(E), the holders of Class D Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing shares of Class D Preferred Stock at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Class D Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Class D Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

        (d) Holders of shares of Class D Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on the shares of Class D Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Record Date and prior to such Dividend Payment Date. However, shares of Class D Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date (except shares of Class D Preferred Stock converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, the Class D Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such Class D Preferred Stock on such Dividend Payment Date. A holder of shares of Class D Preferred Stock on a Record Date who (or whose transferees) tenders any such shares of Class D Preferred Stock for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such Class D Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Class D Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Class D Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

        (e) If the Common Stock issuable upon the conversion of the Class D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for elsewhere in this paragraph (E), or the sale of all or substantially all of the Corporation's properties and assets to any other person), then and in each such event the holder of each share of Class D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Class D Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

        (f) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (E)) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation with or transfer of assets to the Corporation by any subsidiary), or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of Class D Preferred Stock shall thereafter be entitled to receive upon conversion of the Class D Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Class D Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale.

        (g) In each case of an adjustment or readjustment of the Conversion Price for the Class D Preferred Stock, the Corporation at its expense will furnish each holder of Class D Preferred Stock with a certificate, prepared by independent public accountants of recognized standing certified by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

        (h) To exercise its conversion privilege, a holder of shares of Class D Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office in accordance with subparagraph (3) of this paragraph (E), and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Class D Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificated or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Class D Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Class D Preferred Stock as the case may be, in accordance with the provisions of this subparagraph
(8), cash in the amount of all accrued and unpaid dividends on such shares of Class D Preferred Stock, up to and including the Conversion Date, and cash, as provided in subparagraph (9) of this paragraph (E), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Class D Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

        (i) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of Class D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of shares of Class D Preferred Stock, the Corporation shall pay to the holder of the shares of Class D Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors at the close of business on the Conversion Date).

        (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class D Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

104.  Voting Rights.

        (a) The holders of record of shares of Class D Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (F). The Corporation shall not, without either (a) the affirmative vote of the holders of at least two-thirds of the shares of the Class D Preferred Stock outstanding at the time, given in person or by proxy, at a meeting (such Class D Preferred Stock voting separately as a class) or (b) the unanimous written consent of all of the holders of shares of Class D Preferred Stock, (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock, or reclassify any authorized stock into Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Stock; or
(ii) amend or repeal the provisions of the Charter in respect of the Class D Preferred Stock so as to materially and adversely affect any right, preference, privilege or voting power of the Class D Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in the amount of authorized shares of the Class D Preferred Stock, in each case ranking on a parity with or junior to the Class D Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        (b) If and whenever dividends payable on Class D Preferred Stock shall be in arrears for six (6) or more quarterly periods, regardless of whether such quarterly periods are consecutive, then the holders of Class D Preferred Stock (voting separately as a class with such other class or series as provided in subparagraph (6) of this paragraph (F)) shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two (2) additional directors. Upon election, such directors shall become directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors.

        (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Class D Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Class D Preferred Stock. Such right of the holders of Class D Preferred Stock to elect directors may be exercised until all dividends to which the holders of Class D Preferred Stock shall have been entitled for (i) all previous Dividend Periods and (ii) the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which time the right of the holders of Class D Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall, upon the resignation thereof, thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

        (d) At any time when such voting right shall have vested in the holders of Class D Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class D Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Class D Preferred Stock. Such meeting shall be held on the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class D Preferred Stock then outstanding may designate in writing a holder of Class D Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class D Preferred Stock that would be entitled to vote at such meeting shall have access to the stock transfer records of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph (F). Notwithstanding the provisions of this paragraph (F), however, no such special meeting shall be called if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders.

        (e) If a director so elected by the holders of Class D Preferred Stock shall cease to serve as a director before his/her term shall expire, the holders of Class D Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

        (f) If, at any time when the holders of Class D Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph (F), the holders of any one or more classes or series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Charter, as in effect at the time, and if the terms for such classes or series of Preferred Stock so provide, then the voting rights of the Class D Preferred Stock and the one or more classes or series of Preferred Stock then entitled to vote shall be combined (with each having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Class D Preferred Stock and of all such classes or series of Preferred Stock then entitled so to vote, voting together as a class, shall elect such directors. If the holders of any such classes or series of Preferred Stock have elected such directors prior to the happening of the default or event providing for the election of directors by the holders of Class D Preferred Stock, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in subparagraph (4) of paragraph (F) above, then a new election shall be held with all such classes or series of Preferred Stock and the Class D Preferred Stock voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of any such classes or series of Preferred Stock are entitled to elect in excess of two directors, the Class D Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Class D Preferred Stock; provided that if at the expiration of such terms the holders of Class D Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph
(F), then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph (3) of this paragraph (F)) of holders of Class D Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph (F)) to be held at or prior to the time of expiration of the expiring terms referred to above.

105. Restrictions on Ownership and Transfer to Preserve Tax Benefit; Conversion and Exchange for Class D Excess Preferred Stock; and Terms of Class D Excess Preferred Stock.

        (a) Restriction on Ownership and Transfer.

            (i) Except as provided in subparagraph (8) of this paragraph (G), no Person shall Beneficially own or Constructively Own Class D Preferred Stock in excess of the Ownership Limit;

            (ii) Except as provided in subparagraph (8) of this paragraph (G), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Beneficially Owning Class D Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Class D Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class D Preferred Stock;

            (iii) Except as provided in subparagraph (8) of this paragraph (G), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Class D Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Class D Preferred Stock which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class D Preferred Stock; and

            (iv) Notwithstanding any other provisions contained in this paragraph (G), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of the Class D Preferred Stock or other event which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial owner shall acquire or retain no rights in such Class D Preferred Stock.

        (b) Conversion Into and Exchange For Class D Excess Preferred Stock. If, notwithstanding the other provisions contained in this paragraph (G), at any time after the date of the Initial Issue Date, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the

Corporation or other event such that one or more of the restrictions on ownership and transfers described in subparagraph (1) of this paragraph (G), above, has been violated, then the Class D Preferred Stock being Transferred (or in the case of an event other than a Transfer, the Class D Preferred Stock owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Class D Preferred Stock identified in the next sentence) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Class D Excess Preferred Stock. If at any time of such purported Transfer any of the shares of the Class D Preferred Stock are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Class D Preferred Stock, then shares of Class D Preferred Stock that shall be converted to Class D Excess Preferred Stock shall be first taken from any Class D Preferred Stock that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of subparagraph (1) of this paragraph (G) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the business day prior to the date of such Transfer or other event.

        (c) Remedies For Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (1) of this paragraph (G) or that a Person intends to acquire, has attempted to acquire or may acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph (1) of this paragraph (G), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to purchase such shares upon the terms and conditions specified by the Board of Directors in its sole discretion, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph (1) of this paragraph (G) shall automatically result in the conversion described in subparagraph (ii), irrespective of any action (or non-action) by the Board of Directors.

        (d) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Class D Preferred Stock or other securities in violation of subparagraph (1) of this paragraph (G), or any

Person who owns or will own Class D Excess Preferred Stock as a result of an event under subparagraph (2) of this paragraph (G), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT.

        (e) Owners Required To Provide Information. From and after the Initial Issue Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Class D Preferred Stock and each Person (including the stockholder of record) who is holding Class D Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

        (f) Remedies Not Limited. Nothing contained in this paragraph (G) (but subject to subparagraph (12) of this paragraph (G)) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

        (g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this paragraph (G), including any definition contained in paragraph (A), the Board of Directors shall have the power to determine the application of the provisions of this paragraph (G) with respect to any situation based on the facts known to it (subject, however, to the provisions of paragraph (12) of this paragraph (G)).

        (h) Exceptions.

            (i) Subject to subparagraph (1)(d) of this paragraph (G), the Board of Directors, in its sole and absolute discretion, with the advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Beneficially owning Class D Preferred Stock in excess of the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such Class D Preferred Stock will violate the Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this paragraph (G)) or attempted violation will result in such Class D Preferred Stock being exchanged for Class D Excess Preferred Stock in accordance with subparagraph (2) of this paragraph (G).

            (ii) Subject to subparagraph (1)(d) of this paragraph (G), the Board of Directors, in its sole and absolute discretion, with advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Constructively Owning Class D Preferred Stock in excess of the Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Class D Preferred Stock in excess of the Ownership Limit being exchanged for Class D Excess Preferred Stock in accordance with subparagraph (2) of this paragraph (G).

            (iii) Prior to granting any exception pursuant to subparagraph
(8)(a) or (8)(b) of this paragraph (G), the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

        (i) Legend. Each certificate for Class D Preferred Stock shall bear substantially the following legend:

        "The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

        "The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the

Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own shares of Class D Preferred Stock in excess of 9.8% of the outstanding Class D Preferred Stock and any Class D Excess Preferred Stock of the Corporation. Any Person who attempts to Beneficially own or Constructively Own shares of Class D Preferred Stock in excess of the above limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Class D Excess Preferred Stock which will be held in trust by the Corporation. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office."

        (j) Severability. If any provision of this paragraph (G) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        (k) Class D Excess Preferred Stock.

            (i) Ownership In Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Class D Excess Preferred Stock pursuant to subparagraph (2) of this paragraph (G), such Class D Excess Preferred Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Class D Excess Preferred Stock may later be transferred pursuant to subparagraph (11)(e) of this paragraph (G). Class D Excess Preferred Stock so held in trust shall be issued and outstanding shares of stock of the Corporation. The Purported Record Transferee shall have no rights in such Class D Excess Preferred Stock except the right to designate a transferee of such Class D Excess Preferred Stock upon the terms specified in subparagraph (11)(e) of this paragraph (G). The Purported Beneficial Transferee shall have no rights in such Class D Excess Preferred Stock except as provided in subparagraph (11)(e) of this paragraph (G).

            (ii) Dividend Rights. Class D Excess Preferred Stock shall not be entitled to any dividends or other distribution (except as provided in subparagraph (11)(d) of this paragraph (G). Any dividend or distribution paid prior to the discovery by the Corporation that shares of Class D Preferred Stock have been converted into Class D Excess Preferred Stock shall be repaid to the Corporation upon demand.

            (iii) Conversion Rights. Holders of shares of Class D Excess Preferred Stock shall not be entitled to convert any shares of Class D Excess Preferred Stock into shares of Common Stock. Any conversion made prior to the discovery by the Corporation that shares of Class D Preferred Stock have been converted into Class D Excess Preferred Stock shall be void ab initio and the Purported Record Transferee shall return the shares of Class D Preferred Stock so converted to the Corporation upon demand.

            (iv) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Class D Excess Preferred Stock shall be entitled to receive, ratably with each other holder of shares of Preferred Equity Stock, that portion of the assets of the Corporation available for distribution to the holders of shares of Preferred Stock as the number shares of Class D Excess Preferred Stock held by such holder bears to the total number of shares of Preferred Equity Stock then outstanding. The Corporation, as holder of the Class D Excess Preferred Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with subparagraph (11)(e) of this paragraph (G), any such assets received in respect of the Class D Excess Preferred Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

            (v) Restrictions On Transfer; Designation of Beneficiary.

                (A) Shares of Class D Excess Preferred Stock shall not be transferable. Subject to the last sentence of this clause (1), the Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Class D Excess Preferred Stock held by the Trust attributable to a purported Transfer that resulted in the issuance of Class D Excess Preferred Stock), if (i) the Class D Excess Preferred stock held in the Trust would not be Class D Excess Preferred Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price from such Beneficiary that reflects a price per share for such Class D Excess Preferred Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Class D Preferred Stock in the purported Transfer that resulted in the issuance of Class D Excess Preferred Stock, or (y) if the Transfer or other event that resulted in the issuance of Class D Excess Preferred Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Class D Excess Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class D Excess Preferred Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Class D Excess Preferred Stock in the Trust shall be automatically exchanged for an equal number of shares of Class D Preferred Stock and such Class D Preferred Stock shall be transferred of record to the transferee of the interest in the Trust if such Class D Preferred Stock would not be Class D Excess Preferred Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under subparagraph (11)(g) of this paragraph (G).

                (B) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (11)(e)(1) of this paragraph (G), such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

            (vi) Voting and Notice Rights. The holders of shares of Class D Excess Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings.

            (vii) Purchase Rights in Class D Excess Preferred Stock. Notwithstanding the provisions of subparagraph (11)(e) of this paragraph (G), shares of Class D Excess Preferred Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Class D Excess Preferred Stock (or, if the Transfer or other event that resulted in the issuance of Class D Excess Preferred Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Class D Excess Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class D Excess Preferred Stock) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Class D Excess Preferred Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Class D Excess Preferred Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (4) of this paragraph (G). The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Class D Excess Preferred Stock by the Corporation. In the event that the Corporation's actions cause a reduction in the number of shares of Class D Preferred Stock outstanding and such reduction results in the issuance of Class D Excess Preferred Stock, the Corporation is required to exercise its option to repurchase such shares of Class D Excess Preferred Stock if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Class D Excess Preferred Stock.

        (l) Settlement. Nothing in this paragraph (G) shall preclude the settlement of any transaction entered into through facilities of the NYSE.

106.  Exclusion of Other Rights.

        Except as may otherwise be required by law, the shares of Class D Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of conversion or redemption other than those specifically set forth in the Charter. The shares of Class D Preferred Stock and Class D Excess Preferred Stock shall have no preemptive or subscription rights.

107.  Headings of Subdivisions.

        The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

108.  Severability of Provisions.

        If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of conversion or redemption of the Class D Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of conversion or redemption of Class D Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of conversion or redemption of Class D Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

K.      Registration as Depositary Shares.

        Shares of Class D Preferred Stock shall be registered in the form of Depositary Shares representing a one-tenth fractional interest in a share of Class D Preferred Stock on such terms and conditions as may be provided for in any agreement binding upon the Corporation (whether directly or through merger with any other corporation).

               SECOND:The Shares and the Class D Excess Shares have been reclassified by the Board of Directors under a power contained in the Charter.

               THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

               FOURTH: The undersigned President of the corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of __________________, 1998.




ATTEST:                                 KIMCO REALTY CORPORATION


------------------------------          ------------------------------
Robert P. Schulman                       Michael J. Flynn
Secretary                                President

                                                                       EXHIBIT B



                            FORM OF AFFILIATE LETTER


Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, NY  11042-0020

Ladies and Gentlemen:

        I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of The Price REIT, Inc., a Maryland corporation ("Price REIT"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for the purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of January 13, 1998 (the "Agreement"), among Kimco Realty Corporation, a Maryland corporation ("Kimco"), REIT Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Kimco ("Merger Sub"), and Price REIT, Price REIT will be merged with and into Merger Sub (the "Merger").

        As a result of the Merger, I may receive Common Stock, par value $.01 per share, and depositary shares each of which represents an interest in one-tenth of a share of Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, of Kimco (the "Merger Consideration") in exchange for shares owned by me of Common Stock, par value $.01 per share, of Price REIT ("Price REIT Common Stock").

        I represent, warrant and covenant to Kimco that in the event I receive any Merger Consideration as a result of the Merger:

        (i) I shall not make any sale, transfer or other disposition of the Merger Consideration in violation of the Act or the Rules and Regulations.

        (ii) I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Merger Consideration to the extent I felt necessary, with my counsel or counsel of Price REIT.

        (iii) I have been advised that the issuance of Merger Consideration to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Price REIT, I may be deemed to have been an affiliate of Price REIT and any subsequent distribution by me of the Merger Consideration has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Merger Consideration issued to me in the Merger unless
(i) such sale, transfer or other disposition has been registered under the Act,
(ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to Kimco or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        (iv) I understand that Kimco is under no obligation to register the sale, transfer or other disposition of the Merger Consideration by me or on my behalf under the Act, or except as expressly set forth in the Agreement, to take any other action necessary in order to make compliance with an exemption from such registration available.

        (v) I do not own in excess of 1% of the outstanding Price REIT Common Stock and, upon consummation of the Merger, will not own in excess of 1% of the outstanding Kimco Common Stock.

        Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Price REIT as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.



                                        Very truly yours,



                                        ------------------------------------
                                        Name:


Accepted this ____day of
___________, 1998 by

KIMCO REALTY CORPORATION

By:_____________________________
     Name: _____________________
     Title:_____________________

                                                                       EXHIBIT C



                                [Form of Opinion]


                                                      ____________________, 1998


The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, CA 90036


Ladies and Gentlemen:

        We have acted as counsel for Kimco Realty Corporation, a Maryland corporation ("Kimco"), in connection with the proposed merger (the "Merger") of The Price REIT, Inc., a Maryland corporation ("Price REIT"), with and into REIT Sub, Inc., a Maryland corporation ("Merger Sub"), pursuant to an Agreement and Plan of Merger dated as of January 13, 1998 (the "Merger Agreement"), among Kimco, Price REIT and Merger Sub, under which each issued and outstanding share of Price REIT common stock will be converted into Kimco common stock and depositary shares representing preferred stock.

        In that connection, you have requested our opinion regarding certain Federal income tax matters as further set forth below. In providing our opinion, we have examined the Merger Agreement, the joint proxy statement/prospectus of Kimco and Price REIT to be dated as of ______________, 1998 (the "Proxy Statement/ Prospectus"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement and (ii) the representations made to us by Kimco and Price REIT in a letter, dated ______________, 1998, and delivered to us for purposes of this opinion (the "Kimco Representation Letter") are accurate and complete.

        Based on the foregoing information and representations, in our opinion, commencing with its taxable year ending December 31, 1992, Kimco was organized in conformity with the requirements for qualification and taxation as a REIT under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation has enabled it and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

        The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the Kimco Representation Letter, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the Kimco Representation Letter are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences in this opinion

        Furthermore, our opinion as to the status of Kimco as a REIT under the Code is based upon the accuracy of the representations made by Kimco as to factual matters relating to the organization, operation, income, assets, distributions and stock ownership of Kimco. Kimco's qualification as a REIT depends upon its having met and continuing to meet, through source of income, nature of assets held, distribution levels and diversity of stock ownership, the various qualifications tests imposed under the Code and described in the Proxy Statement/Prospectus and the Kimco Representation Letter, the results of which have not been and will not be reviewed by Brown & Wood LLP. Accordingly, we give no assurance that the actual results of Kimco's operations for any taxable year have satisfied or will satisfy such requirements.

        This opinion is being provided solely for the benefit of Price REIT. No other person or party shall be entitled to rely on this opinion.






                                      Very truly yours,

                                                                       Exhibit D



                                [Form of Opinion]


                                __________, 1998



(213) 229-7000

Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, NY 10142-0020

        Re:  Opinion Pursuant to Section 8.3(c) of Agreement and Plan of Merger

Gentlemen:

        We are acting as special counsel to The Price REIT, Inc., a Maryland corporation ("Price REIT"), in connection with (i) the Proxy Statement/Prospectus, including the Registration Statement on Form S-4 (File No. ____________) (the "Merger Registration Statement"), relating to the proposed merger (the "Merger") of Price REIT with and into REIT Sub, Inc. ("Merger Sub"), a Maryland corporation, and a wholly-owned subsidiary of Kimco Realty Corporation ("Kimco"). You have requested our opinion as to certain federal income tax matters described below.

        The Merger will be effected pursuant to the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement") dated of January 13, 1998, among Kimco, Price REIT and Merger Sub. This opinion is being rendered pursuant to Section 8.3(c) of the Merger Agreement.

        In rendering our opinion, we have with your permission, relied upon and assumed as correct now and as of the effective time of the Merger, (i) the factual information contained in the Merger Registration Statement, (ii) certain factual representations made by Price REIT, which are attached as Exhibits hereto and made a part hereof, and (iii) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

        On the basis of the information and representations contained in the foregoing materials, we are of the opinion that:

        Commencing with its taxable year ending December 31, 1991, Price REIT was organized in conformity with the requirements for qualification as a real estate investment trust, and its method of operation has enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

        This opinion expresses our views as to federal income tax laws in effect as of the date hereof, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities or any change in the facts or representations, or any past or future actions by Price REIT or Kimco contrary to such representations might adversely affect the conclusions stated herein.

        Furthermore, our opinion as to the status of Price REIT as a REIT under the Code is based upon the accuracy of the representations made by Price REIT as to factual matters relating to the organization, operation, income, assets, distributions and stock ownership of Price REIT. Price REIT's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels and diversity of stock ownership, the various qualifications tests imposed under the Code and described in the Merger Registration Statement and the Exhibits attached thereto, the results of which have not been and will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, we give no assurance that the actual results of Price REIT's operations for any taxable year have satisfied or will satisfy such requirements.

        This opinion is being delivered to you solely for your use pursuant to
Section 8.3(c) of the Merger Agreement.



                                       Very truly yours,



                                       GIBSON, DUNN & CRUTCHER LLP














                                      D-2